EXHIBIT 2

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                  By and Among

                         ACUITY TECHNOLOGY SERVICES, LLC

                                       and

                    ACUITY TECHNOLOGY SERVICES OF DALLAS, LLC

                          (collectively, the "Company")

                                       and

      MICHAEL BERKMAN, W. BRAUN JONES, JR., MARK SCOFIELD, MARK H. BRAHMS,
                                 and ROD ROHRER

                                 (the "Sellers")

                                       and

                     METRO INFORMATION SERVICES - ATS, INC.

                                  (the "Buyer")

                                       and

                        METRO INFORMATION SERVICES, INC.

                                    ("Metro")


                           Dated as of August 13, 1999

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1         PURCHASE AND SALE OF INTERESTS...............................1
         1.1      INTERESTS AND ASSETS.........................................1
                  --------------------
                  1.1.1      TANGIBLE PERSONAL PROPERTY........................2
                             --------------------------
                  1.1.2      REAL PROPERTY.....................................2
                             -------------
                  1.1.3      CONTRACTS.........................................2
                             ---------
                  1.1.4      ACCOUNTS RECEIVABLE...............................2
                             -------------------
                  1.1.5      INTANGIBLE PROPERTY...............................3
                             -------------------
                  1.1.6      FILES AND RECORDS.................................3
                             -----------------
                  1.1.7      CLAIMS............................................3
                             ------
                  1.1.8      PREPAID ITEMS.....................................3
                             -------------
                  1.1.9      GOODWILL..........................................3
                             --------
                  1.1.10     BIDS -REQUESTS FOR PROPOSALS......................3
                             ----------------------------
                  1.1.11     FRANCHISES, PERMITS...............................3
                             -------------------
                  1.1.12     CASH AND CASH EQUIVALENTS.........................3
                             -------------------------
                  1.1.13     CORPORATE RECORDS.................................4
                             -----------------
         1.2      EXCLUDED ASSETS..............................................4
                  ---------------
                  1.2.1      INSURANCE.........................................4
                             ---------
                  1.2.2      DUPLICATE RECORDS.................................4
                             -----------------
                  1.2.3      EMPLOYEE PERSONAL PROPERTY........................4
                             --------------------------
                  1.2.4      CASH AND INVESTMENTS..............................4
                             --------------------
                  1.2.5      ACCOUNTS RECEIVABLE...............................4
                             -------------------
                  1.2.6      VEHICLES..........................................4
                             --------
         1.3      LIABILITIES..................................................4
                  -----------
                  1.3.1      SECURITY INTERESTS................................4
                             ------------------
                  1.3.2      CONTINUING LIABILITIES............................5
                             ----------------------
                  1.3.3      EXCLUDED LIABILITIES..............................5
                             --------------------
                  1.3.4      ASSUMED OBLIGATIONS OF THE COMPANY................6
                             ----------------------------------
         1.4      PURCHASE PRICE, PAYMENT, AND ALLOCATION......................6
                  ---------------------------------------
                  1.4.1      PURCHASE PRICE....................................6
                             --------------
                  1.4.2      METHOD OF PAYMENT.................................9
                             -----------------
                  1.4.3      ALLOCATION OF PURCHASE PRICE......................9
                             ----------------------------
                  1.4.4      COMPUTATION OF EARN OUT..........................10
                             -----------------------
                  1.4.5      MATTERS RESERVED FOR JOINT DECISION..............15
                             -----------------------------------
         1.5      CLOSING.....................................................15
                  -------

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............15
         2.1      INTERESTS; STATUS OF THE COMPANY............................16
                  --------------------------------
         2.2      NO OPTIONS..................................................16
                  ----------
         2.3      CORPORATE ACTION............................................16
                  ----------------
         2.4      NO DEFAULTS.................................................16
                  -----------
         2.5      CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS.........17
                  ---------------------------------------------------
         2.6      BREACH......................................................17
                  ------
         2.7      FINANCIAL INFORMATION.......................................17
                  ---------------------
                  2.7.1      FINANCIAL STATEMENTS.............................17
                             --------------------

Acuity Technology Services, LLC / Acuity Technology Services of Dallas, LLC/ Metro Information Services -- ATS, Inc./Metro Information Services, Inc./Asset
Purchase Agreement                                                        Page i

                                                                            Page

                  2.7.2      ACCOUNTS RECEIVABLES.............................18
                             --------------------
         2.8      LIABILITIES.................................................18
                  -----------
         2.9      TAXES.......................................................18
                  -----
         2.10     LICENSES....................................................19
                  --------
         2.11     BUSINESS OPERATIONS.........................................19
                  -------------------
         2.12     APPROVALS AND CONSENTS......................................19
                  ----------------------
         2.13     CONDITION OF ASSETS.........................................20
                  -------------------
                  2.13.1     ALL ASSETS.......................................20
                             ----------
                  2.13.2     TANGIBLE PERSONAL PROPERTY.......................20
                             --------------------------
                  2.13.3     GOOD TITLE.......................................20
                             ----------
         2.14     LEASED REAL PROPERTY........................................20
                  --------------------
                  2.14.1     LEASES...........................................20
                             ------
                  2.14.2     INTERESTS........................................20
                             ---------
                  2.14.3     ALL LEASES.......................................20
                             ----------
                  2.14.4     GOOD TITLE.......................................21
                             ----------
         2.15     ENVIRONMENTAL MATTERS.......................................21
                  ---------------------
                  2.15.1     ENVIRONMENTAL STUDIES............................21
                             ---------------------
         2.16     COMPLIANCE WITH LAW AND REGULATIONS.........................21
                  -----------------------------------
         2.17     INSURANCE...................................................22
                  ---------
         2.18     LABOR, EMPLOYMENT CONTRACTS AND BENEFIT PROGRAMS............22
                  ------------------------------------------------
                  2.18.1     WORK AGREEMENTS..................................22
                             ---------------
                  2.18.2     EMPLOYEE MANUALS.................................23
                             ----------------
                  2.18.3     COMPLIANCE.......................................23
                             ----------
                  2.18.4     EMPLOYEE PLANS...................................23
                             --------------
                  2.18.5     ERISA COMPLIANCE.................................23
                             ----------------
                  2.18.6     NO MULTI-EMPLOYER PLANS..........................24
                             -----------------------
                  2.18.7     EMPLOYEES........................................24
                             ---------
                  2.18.8     INDEPENDENT CONTRACTORS..........................24
                             -----------------------
         2.19     LITIGATION..................................................24
                  ----------
         2.20     INTANGIBLE PROPERTY.........................................25
                  -------------------
         2.21     BROKERS.....................................................25
                  -------
         2.22     CONFLICTING INTERESTS.......................................25
                  ---------------------
         2.23     MATTERS ARISING AFTER THE INTERIM BALANCE SHEET DATE........25
                  ----------------------------------------------------
         2.24     YEAR 2000 COMPLIANCE........................................26
                  --------------------
         2.25     IMMIGRATION MATTERS.........................................26
                  -------------------
         2.26     DISCLOSURE..................................................26
                  ----------

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND METRO.......27
         3.1      STATUS......................................................27
                  ------
         3.2      NO DEFAULTS.................................................27
                  -----------
         3.3      CORPORATE ACTION............................................27
                  ----------------
         3.4      BROKERS.....................................................27
                  -------
         3.5      LITIGATION..................................................28
                  ----------
         3.6      CONSENTS....................................................28
                  --------
         3.7      COMPLIANCE WITH LAWS........................................28
                  --------------------
         3.8      FULL DISCLOSURE.............................................28
                  ---------------


Acuity Technology Services, LLC / Acuity Technology Services of Dallas, LLC/ Metro Information Services -- ATS, Inc./Metro Information Services, Inc./Asset
Purchase Agreement                                                       Page ii

                                                                            Page

         3.9      FINANCIAL CAPABILITY........................................28
                  --------------------

ARTICLE 4         COVENANTS OF THE COMPANY AND THE SELLERS PENDING THE
                  CLOSING.....................................................28
         4.1      OPERATIONS OF THE BUSINESS..................................28
                  --------------------------
                  4.1.1      BEST EFFORTS.....................................28
                             ------------
                  4.1.2      CURRENT STATEMENTS...............................29
                             ------------------
                  4.1.3      PRESERVE BUSINESS................................29
                             -----------------
                  4.1.4      ASSETS IN GOOD REPAIR............................29
                             ---------------------
         4.2      PROHIBITED ACTIONS..........................................29
                  ------------------
         4.3      NO DISTRIBUTIONS OR PAYMENTS................................30
                  ----------------------------
         4.4      ACCESS TO FACILITIES, FILES AND RECORDS.....................30
                  ---------------------------------------
         4.5      REPRESENTATIONS AND WARRANTIES..............................31
                  ------------------------------
         4.6      CONSENTS....................................................31
                  --------
         4.7      NOTICE OF PROCEEDINGS.......................................31
                  ---------------------
         4.8      CONSUMMATION OF AGREEMENT...................................31
                  -------------------------

ARTICLE 5         COVENANTS OF THE BUYER AND METRO PENDING THE CLOSING........32
         5.1      REPRESENTATIONS AND WARRANTIES..............................32
                  ------------------------------
         5.2      CONSUMMATION OF AGREEMENT...................................32
                  -------------------------
         5.3      NOTICE OF PROCEEDINGS.......................................32
                  ---------------------
         5.4      CONTRACTS NOT TO BE ASSUMED.................................32
                  ---------------------------

ARTICLE 6         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE
                  SELLERS.....................................................32
         6.1      REPRESENTATIONS, WARRANTIES AND COVENANTS...................33
                  -----------------------------------------
                  6.1.1      REPRESENTATIONS TRUE.............................33
                             --------------------
                  6.1.2      BUYER AND METRO COMPLIANCE.......................33
                             --------------------------
                  6.1.3      CERTIFICATE OF THE BUYER.........................33
                             ------------------------
                  6.1.4      OTHER DOCUMENTS..................................33
                             ---------------
         6.2      PROCEEDINGS.................................................33
                  -----------
                  6.2.1      NO INJUNCTION....................................33
                             -------------
                  6.2.2      POSTPONEMENT.....................................33
                             ------------
         6.3      DELIVERIES..................................................33
                  ----------
         6.4      OTHER CONSENTS..............................................33
                  --------------

ARTICLE 7         CONDITIONS TO THE OBLIGATIONS OF THE BUYER AND METRO........34
         7.1      REPRESENTATIONS, WARRANTIES AND COVENANTS...................34
                  -----------------------------------------
                  7.1.1      REPRESENTATIONS TRUE.............................34
                             --------------------
                  7.1.2      SELLERS AND COMPANY'S PERFORMANCE................34
                             ---------------------------------
                  7.1.3      SELLERS AND COMPANY'S CERTIFICATES...............34
                             ----------------------------------
                  7.1.4      OTHER DOCUMENTS..................................34
                             ---------------
         7.2      PROCEEDINGS.................................................34
                  -----------
                  7.2.1      NO INJUNCTION....................................34
                             -------------
                  7.2.2      POSTPONEMENT.....................................34
                             ------------
         7.3      LIENS RELEASED..............................................34
                  --------------


Acuity Technology Services, LLC / Acuity Technology Services of Dallas, LLC/ Metro Information Services -- ATS, Inc./Metro Information Services, Inc./Asset
Purchase Agreement                                                      Page iii

                                                                            Page

         7.4      DELIVERIES..................................................35
                  ----------
         7.5      OPINIONS OF COUNSEL.........................................35
                  -------------------
         7.6      OTHER CONSENTS..............................................35
                  --------------
         7.7      REVISED SCHEDULES...........................................35
                  -----------------
         7.8      NO MATERIAL CHANGE IN BUSINESS OR ASSETS....................35
                  ----------------------------------------
         7.9      PRELIMINARY CLOSING BALANCE SHEET...........................35
                  ---------------------------------
         7.10     SINGLE MEMBER LLC...........................................35
                  -----------------

ARTICLE 8         ITEMS TO BE DELIVERED AT THE CLOSING........................36
         8.1      DELIVERIES BY THE COMPANY...................................36
                  -------------------------
                  8.1.1      ASSIGNMENT OF INTERESTS..........................36
                             -----------------------
                  8.1.2      MEMBER RESOLUTIONS...............................36
                             ------------------
                  8.1.3      OFFICER'S CERTIFICATE............................36
                             ---------------------
                  8.1.4      OPINIONS.........................................36
                             --------
                  8.1.5      NONCOMPETITION AGREEMENTS........................36
                             -------------------------
                  8.1.6      MANAGEMENT AGREEMENTS............................36
                             ---------------------
                  8.1.7      CONTINUING LIABILITIES SCHEDULE..................36
                             -------------------------------
                  8.1.8      ACCOUNTS RECEIVABLE..............................36
                             -------------------
         8.2      DELIVERIES BY THE BUYER.....................................37
                  -----------------------
                  8.2.1      PURCHASE PRICE...................................37
                             --------------
                  8.2.2      RESOLUTIONS......................................37
                             -----------
                  8.2.3      OFFICERS' CERTIFICATE............................37
                             ---------------------
                  8.2.4      NONCOMPETITION AGREEMENTS........................37
                             -------------------------
                  8.2.5      MANAGEMENT AGREEMENTS............................37
                             ---------------------
                  8.2.6      STOCK OPTION PLAN................................37
                             -----------------

ARTICLE 9         SURVIVAL; INDEMNIFICATION; EMPLOYEES........................37
         9.1      SURVIVAL....................................................37
                  --------
         9.2      BASIC PROVISION.............................................38
                  ---------------
                  9.2.1      BUYER INDEMNITEES................................38
                             -----------------
                  9.2.2      SELLER INDEMNITEES...............................38
                             ------------------
         9.3      DEFINITION OF DEFICIENCIES..................................38
                  --------------------------
                  9.3.1      DEFICIENCIES FOR THE BUYER.......................38
                             --------------------------
                  9.3.2      DEFICIENCIES FOR THE SELLERS.....................39
                             ----------------------------
         9.4      PROCEDURES FOR ESTABLISHMENT OF DEFICIENCIES................39
                  --------------------------------------------
                  9.4.1      CLAIM ASSERTED...................................39
                             --------------
                  9.4.2      NOTICE...........................................40
                             ------
                  9.4.3      AGREEMENT........................................40
                             ---------
         9.5      PAYMENT OF DEFICIENCIES.....................................40
                  -----------------------
         9.6      LIMITATION ON DEFICIENCIES..................................40
                  --------------------------
         9.7      LEGAL EXPENSES..............................................41
                  --------------

ARTICLE 10        MISCELLANEOUS...............................................41
         10.1     TERMINATION OF AGREEMENT....................................41
                  ------------------------
         10.2     LIABILITIES ON TERMINATION OR BREACH........................41
                  ------------------------------------
         10.3     EXPENSES....................................................42
                  --------
         10.4     REMEDIES CUMULATIVE.........................................42
                  -------------------

Acuity Technology Services, LLC / Acuity Technology Services of Dallas, LLC/ Metro Information Services -- ATS, Inc./Metro Information Services, Inc./Asset
Purchase Agreement                                                       Page iv

                                                                            Page

         10.5     PRESERVATION OF RECORDS.....................................42
                  -----------------------
         10.6     TAX RETURNS.................................................43
                  -----------
         10.7     FURTHER ASSURANCES..........................................43
                  ------------------
         10.8     RISK OF LOSS................................................43
                  ------------
         10.9     EMPLOYEES...................................................43
                  ---------
         10.10    CLOSING DATE TO COMMENCEMENT OF EARNOUT PERIOD..............44
                  ----------------------------------------------

ARTICLE 11        GENERAL PROVISIONS..........................................44
         11.1     SUCCESSORS AND ASSIGNS......................................44
                  ----------------------
         11.2     AMENDMENTS; WAIVERS.........................................44
                  -------------------
         11.3     NOTICES.....................................................45
                  -------
         11.4     CAPTIONS....................................................46
                  --------
         11.5     GOVERNING LAW...............................................46
                  -------------
         11.6     ENTIRE AGREEMENT............................................46
                  ----------------
         11.7     EXECUTION:  COUNTERPARTS AND FACSIMILE......................46
                  --------------------------------------
         11.8     GENDER AND NUMBER...........................................46
                  -----------------
         11.9     THIRD-PARTY BENEFICIARIES...................................47
                  -------------------------

Acuity Technology Services, LLC / Acuity Technology Services of Dallas, LLC/ Metro Information Services -- ATS, Inc./Metro Information Services, Inc./Asset
Purchase Agreement                                                        Page v

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

      This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") is entered into as of August 13, 1999, by and among ACUITY TECHNOLOGY SERVICES, LLC a Virginia limited liability company ("ATS") and ACUITY TECHNOLOGY SERVICES OF DALLAS, LLC, a Virginia limited liability company ("ATS-Dallas," collectively with "ATS" and individually, as the context requires, the "Company"), MICHAEL BERKMAN ("Berkman"), W. BRAUN JONES, JR. ("Jones"), MARK SCOFIELD ("Scofield"), MARK M. BRAHMS ("Brahms") and ROD ROHRER ("Rohrer") (collectively the "Sellers" and sometimes individually the "Seller"), METRO INFORMATION SERVICES - ATS, INC., a Virginia corporation (the "Buyer") and METRO INFORMATION SERVICES, INC., a Virginia corporation ("Metro").

                                    RECITALS

      A. The Company owns and operates an information technology consulting services and personnel staffing business (the "Business") located in McLean, Virginia, Baltimore, Maryland and Dallas, Texas.

      B. The Company owns certain assets used or held for use in connection with the operation of the Business.

      C. The Sellers own all of the issued and outstanding membership interests of ATS and ATS owns all of the issued and outstanding membership interests of ATS-Dallas.

      D. Metro owns all of the issued and outstanding shares of capital stock of the Buyer.

      E. The Sellers desire to sell, assign and transfer to the Buyer one hundred percent (100%) of all the membership and equity interests in ATS ("Interests"), the Buyer desires to purchase, from the Sellers, the Interests and Metro desires to guarantee the performance of the Buyer's obligations hereunder, all under the terms and conditions described herein.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants herein contained, the parties agree as follows:

                                   ARTICLE 1

                         PURCHASE AND SALE OF INTERESTS

      1.1 INTERESTS AND ASSETS. The Sellers agree to sell to the Buyer and the Buyer agrees to purchase all of the Interests in ATS which are listed on
SCHEDULE 1.1 and constitute one hundred percent (100%) of the membership and equity interests in ATS. The Buyer's purchase of the Interests is based on Sellers' representation that the Company owns or leases (if and to the extent property is currently leased) all properties and assets, real, personal and mixed, tangible and intangible, of every type and description, wherever located (except for Excluded Assets as defined in Section 1.2) that are used or held for use in the Business, including, without limitation, the property and assets which are acquired by the Company between the date hereof and the Closing Date (collectively, the "Assets"). Without limiting the foregoing, the Assets shall include the following, except to the extent that any of the following are included within the Excluded Assets:

            1.1.1 TANGIBLE PERSONAL PROPERTY. All equipment, electrical devices, computers and computer equipment, furniture, fixtures, office materials and supplies, hardware, tools, spare parts and other tangible personal property owned or leased by the Company, including, without limitation the tangible personal property described on SCHEDULE 1.1.1 attached (collectively, the "Tangible Personal Property").

            1.1.2 REAL PROPERTY. All interests in the leaseholds, licenses, rights-of-way and other interests of every kind and description in and to real property, buildings thereon and improvements thereto used or held for use by the Company in the Business, including, without limitation, the real estate interests listed and described on SCHEDULE 1.1.2 attached (collectively, the "Leased Real Property").

            1.1.3 CONTRACTS. All Contracts (as defined below) to which the Company is a party with clients or customers of the Business and its operations or pursuant to which the Company may generate revenue are Material Contracts (as defined below) and are listed and described on SCHEDULE 1.1.3-1 attached (the "Client Contracts") all Contracts to which the company is a party with third-party vendors or other persons from which the Company receives goods or services listed and described on SCHEDULE 1.1.3-2 attached (the "Vendor Contracts") and all other Contracts to which the Company is a party listed and described on SCHEDULE 1.1.3-3 attached and Work Agreements (as defined below) with employees and independent contractors listed and described on SCHEDULE
2.18.1 attached (the "Other Contracts"). As used in this Agreement, the term "Material Contract" means any unexpired agreement, arrangement, commitment or understanding, written or oral, to which the Company is a party or by which the Company is bound and which (a) is a Client Contract, (b) is a Work Agreement with an Information Technology Consultant, (c) is not terminable without penalty on thirty (30) days' notice or less or (d) involves aggregate payments after Closing to or by the Buyer in excess of $2,500. All other contracts are "Non-Material Contracts" and shall be included in the Assets, provided the aggregate liability to the Buyer under all such Contracts shall not exceed $25,000. Except as disclosed on SCHEDULE 1.1.3-1, SCHEDULE 1.1.3-2 or SCHEDULE 1.1.3-3 (collectively the "Contract Schedules"), each Contract will be enforceable after the Closing and sale of the Interests to the Buyer without the consent of any party. The Client Contracts, Vendor Contracts, Other Contracts and Non-Material Contracts included in the Assets under this Section 1.1.3 shall be collectively called the "Contracts" and individually a "Contract."

            1.1.4 ACCOUNTS RECEIVABLE. All accounts and notes receivable, billed and unbilled notes receivable, other receivables, uninvoiced contract fees and work in progress of the Company (collectively the "Accounts Receivable").

            1.1.5 INTANGIBLE PROPERTY. ATS owns 100% of the membership and equity interests in ATS-Dallas. The names "Acuity Technology Services, LLC" and "Acuity Technology Services of Dallas, LLC" and all trademarks, trade names, service marks, copyrights, franchises, patents, telephone numbers, jingles, slogans, logotypes and other intangible rights, data bases, electronic information, software (whether purchased or developed by the Company), software licenses, owned or licensed and used or held for use by the Company as of the date of this Agreement, including, without limitation, all of those listed and described on SCHEDULE 1.1.5 attached (collectively, the "Intangible Property").

            1.1.6 FILES AND RECORDS. All files and other records of the Company relating to the Business (other than duplicate copies of such files, hereinafter "Duplicate Records") including, without limitation, all books, files, correspondence, studies, reports, projections, schematics, blueprints, engineering data, customer, client, consultant and candidate lists, reports, specifications, projections, statistics, creative materials, mats, plates, negatives and other advertising, marketing or related materials, and all other business, technical and financial information regardless of the media on which stored.

            1.1.7 CLAIMS. Any and all of the Company's claims and rights against third parties relating to the Business, including, without limitation, all rights under manufacturers' and vendors' warranties, and all deposits, refunds, rights to recovery and rights of setoff and recoupment (collectively, the "Claims").

            1.1.8 PREPAID ITEMS. All of the Company's prepaid expenses and prepaid AD VALOREM taxes (which shall be prorated, if applicable, as provided in Section 1.4.1.4) and rent and utility deposits.

            1.1.9 GOODWILL. All of the Company's and the Sellers' goodwill in, and going concern value of, the Business.

            1.1.10 BIDS - REQUESTS FOR PROPOSALS. All rights of the Company under any bids, requests for proposals or similar rights ("Proposals"), whether such Proposals are made by or to the Company. SCHEDULE 1.1.10 contains a list of all Proposals as of the date of this Agreement. The Company shall not make or accept any Proposal other than in the ordinary course of the Business on a time and materials basis after the date of this Agreement without the written consent of the Buyer.

            1.1.11 FRANCHISES, PERMITS. All of the Company's franchises, approvals, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies.

            1.1.12 CASH AND CASH EQUIVALENTS. Cash on hand or in bank accounts and other cash equivalents, but only as necessary, in the opinion of Company, to attain a Closing Book Value of at least Four Million Dollars ($4,000,000).

            1.1.13 CORPORATE RECORDS. The minute books, certificate ledgers, member lists and similar records of the Company.

      1.2 EXCLUDED ASSETS. The following assets of the Company, to the extent in existence on the Closing Date (collectively, the "Excluded Assets"), shall be transferred by the Company to the Sellers before the Closing:

            1.2.1 INSURANCE. All contracts of life insurance on the lives of Berkman or Jones, including any cash surrender value or prepaid premiums with respect thereto; provided, however, Berkman or Jones, with respect to his policy, shall assume liability and remain liable for any loans against the insurance policies distributed to each of them.

            1.2.2 DUPLICATE RECORDS. All Duplicate Records.

            1.2.3 EMPLOYEE PERSONAL PROPERTY. Any personal property which is listed on SCHEDULE 1.2.3 attached which is located at the Company's offices but is owned by any employee of the Company.

            1.2.4 CASH AND INVESTMENTS. All of the Company's cash on hand or in bank accounts and any other cash equivalents including, without limitation, certificates of deposit, commercial paper, treasury bills, or money market accounts, except as necessary to attain a Closing Book Value of not less than Four Million Dollars ($4,000,000).

            1.2.5 ACCOUNTS RECEIVABLE. All receivables of ATS or ATS-Dallas due from any Seller or any Affiliate, hereinafter defined, of any Seller or any current or former officer, employee, member, manager or director of the Company and any notes or written obligations reflecting any obligation of any such related party to the Company as of the Closing Date (the "Related Party Receivables").

            1.2.6 VEHICLES. All vehicles owned or leased by the Company.

      1.3 LIABILITIES.

            1.3.1 SECURITY INTERESTS. The Sellers, jointly and severally, represent, warrant and covenant that at Closing, the Assets shall be owned by the Company free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever (collectively, the "Security Interests") except for: (a) the Security Interests disclosed on
SCHEDULE 1.3.1, all of which will be paid in full by the Company and released at or before Closing unless otherwise indicated on SCHEDULE 1.3.1; (b) liens for taxes, other than state, federal or local income taxes and other taxes of the Company that do not relate to the Assets, not yet due and payable, accruing before the Closing Date, (c) the obligations of the Company arising after Closing (other than Excluded Liabilities, defined below), under the Contracts described in Section 1.1.3; and (d) the Continuing Liabilities described in
Section 1.3.2. The Security Interests referred to in the foregoing clauses
(a)-(d) are collectively referred to herein as "Permitted Encumbrances."

            1.3.2 CONTINUING LIABILITIES. Except as otherwise provided herein and subject to the terms and conditions of this Agreement, the Company shall have no liabilities at Closing except the following which are approved by the
Buyer:

                  1.3.2.1 all liabilities and obligations of the Company which are accrued or reserved against on the Interim Balance Sheet (defined below) and which remain unpaid as of the Closing to the extent of any remaining reserve or accrual on the Closing Balance Sheet;

                  1.3.2.2 all liabilities and obligations of the Company which are incurred in the ordinary course of the Business, consistent with past practice, subsequent to the Interim Balance Sheet Date and through the Closing Date, which remain unpaid as of the Closing and are accrued or reserved against in the Closing Balance Sheet, but only to the extent of such reserve or accrual;

                  1.3.2.3 the liabilities for accrued and unused paid vacation and sick days of the Company's employees who remain in the employ of the Company after the Closing, but, with respect to vacation days, only to the extent such liabilities are accrued or reserved against on the Closing Balance Sheet, and only to the extent of such reserve or accrual;

                  1.3.2.4 any liability or obligation arising before the Closing under the Work Agreements but only to the extent of any reserve or accrual on the Closing Date Balance Sheet and all liabilities and obligations arising after the Closing (other than with respect to the Company's obligations for severance and termination compensation and benefits) under the Work Agreements; and

                  1.3.2.5 any liability or obligation arising before the Closing under the Contracts but only to the extent of any reserve or accrual on the Closing Date Balance Sheet and all liabilities and obligations arising after the Closing under the Contracts (collectively the "Continuing Liabilities").

            1.3.3 EXCLUDED LIABILITIES. Except for the Continuing Liabilities, at or before the Closing, the Sellers shall assume and hold the Company harmless for the following liabilities and obligations:

                  1.3.3.1 any liability or obligation of any Seller or the Company arising out of any Contract not included in the Contract Schedules or accepted by the Buyer under Sections 2.5 or 5.4 and any liability arising under Contracts before Closing except to the extent of any reserve or accrual therefor in the Closing Date Balance Sheet;

                  1.3.3.2 any liability or obligation of any Seller or the Company arising out of or relating to any pension, 401(k), retirement or profit sharing plan or trust, except to the extent shown as a liability on the Closing Balance Sheet;

                  1.3.3.3 any liability or obligation of any Seller or the Company arising out of or relating to any consulting agreement with an information technology consultant or employment agreement, written or oral, any severance pay or other liability relating to any employee or information technology consultant of the Company not specifically accepted by the Buyer;

                  1.3.3.4 any liability or obligation of any Seller or the Company arising out of or relating to any litigation, proceeding or claim by any person or entity relating to the Sellers, the Company, the Business, the Assets or the Interests before the Closing Date, whether such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date;

                  1.3.3.5 other than the Continuing Liabilities, any and all other liabilities, obligations, debts or commitments of any Seller or the Company whatsoever, whether accrued now or hereafter, whether fixed or contingent, whether known or unknown, or any claims asserted against any Seller or the Company, any employee of the Company, the Business or any of the Interests or the Assets or other items owned by the Company at the Closing relating to any event (whether by act or omission) before the Closing Date, including, without limitation, the payment of all taxes, including, without limitation, any income, franchise, sales, use, business and occupation taxes; and

                  1.3.3.6 subject to the full execution by the Company and the sublandlord of a sublease for the 14th floor, 1750 Tysons Boulevard, Tysons II, McLean, Virginia, any and all liability, obligation, cost or expense of the Company under the sublease dated November 9, 1998 with Condor Technology Solutions, Inc. for 1650 Tysons Boulevard, Suite 600, ("Extended Lease") accruing or ending after November 30, 1999.

            1.3.4 ASSUMED OBLIGATIONS OF THE COMPANY. The Sellers shall assume and pay, satisfy, discharge, perform and fulfill all such obligations and liabilities not expressly approved by Buyer as Continuing Liabilities under
Section 1.3.2, including, without limitation those described in Section 1.3.3 above (the "Excluded Liabilities"), as they become due, without any charge or cost to the Buyer or the Company.

     1.4 PURCHASE PRICE, PAYMENT, AND ALLOCATION.

            1.4.1 PURCHASE PRICE.

                  1.4.1.1 AMOUNT. The "Purchase Price" for the Membership Interests shall be Forty Million Dollars ($40,000,000), plus or minus, as the case may be, the Net Worth Adjustment (defined below). At the Closing, Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "Escrow Amount") will be held and distributed pursuant to the Escrow Agreement in the form of attached EXHIBIT A (the "Escrow Agreement") and the balance of the Purchase Price will be paid to the Sellers, as provided in Section 1.4.2 below. The "Closing Amount" is defined as the Purchase Price less the Escrow Amount.

                  1.4.1.2 NET WORTH ADJUSTMENT. The "Net Worth Adjustment" means the amount by which the Closing Book Value (defined below) is greater than (which shall be a positive number) Four Million Dollars ($4,000,000) or less than (which shall be a negative number) Four Million Dollars ($4,000,000).

                  1.4.1.3 CLOSING BOOK VALUE. "Closing Book Value" (whether or not positive) means (a) the net book value, on a combined basis, of the Assets, excluding the Excluded Assets, minus the Continuing Liabilities at the Closing, as determined in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP"), MINUS (b) the recorded value of any goodwill or (except as noted above in this Section 1.4.1.3) any other intangible asset, MINUS (c) a reserve for any specific Accounts Receivable of the Company which is not collected by the Company by the date the Closing Date Balance Sheet is prepared and is not deemed by KPMG LLP ("KPMG") as collectable by the Company within one hundred eighty days (180) after the Closing Date, MINUS (d) the amount which the Company or Buyer is required to pay after the Closing for any liability or obligation of the Company paid by the Buyer or the Company except the Continuing Liabilities, MINUS (e) an accrual of an employer match contribution consistent with Company's 1998 contribution percentage under the Company's 401(k) plan, MINUS (f) one-third of the costs necessary to obtain all necessary software licenses for software used by the Company. In determining Closing Book Value, the operation of the Business and the income and normal operating expenses attributable thereto through 11:59 p.m. on August 13, 1999 (the "Effective Time") shall be reflected in the Closing Book Value. Further, Closing Book Value shall be reduced by a general reserve for uncollectible Accounts Receivable of the Company in the amount of $30,000 and for a reserve for unused vacation leave for employees notwithstanding the Company's "use or lose" policy, as if the Company does not have such a policy. Revenues from clients and expenses for goods or services received both before and after the Effective Time, power and utilities charges, frequency discounts, prepaid cash sales, bonuses, wages, payroll taxes and rents and similar prepaid and deferred items shall be prorated as of the Effective Time and so reflected in the Closing Book Value. All revenues earned by the Company and all expenses incurred by the Company in the ordinary course of business ("Interim Expenses") between the Effective Time and the Closing Date ("Interim Period") shall increase Assets but not Closing Book Value, in the case of such revenues, and decrease Assets or increase Continuing Liabilities but not Closing Book Value, in the case of Interim Expenses. Provided, however, Interim Expenses shall not include any income taxes or any sales or similar taxes on the transaction contemplated by this Agreement or any interest. All special assessments and similar charges or liens imposed against any of the Assets on or before the Effective Time, whether payable in installments or otherwise, shall be reflected in Closing Book Value. If KPMG writes off any specific Account Receivable of the Company in preparing the Closing Balance Sheet, which is (x) in addition to the Company's reserve for bad debts set forth in the Preliminary Closing Balance Sheet (as defined below) and (y) not reversed in whole or in part pursuant to the dispute resolution provisions of SECTION 1.4.1.4, then any such Account Receivable shall be an Excluded Asset and shall be distributed to the Sellers pursuant to the provisions of Section 1.2.

                  1.4.1.4 CLOSING BALANCE SHEET. Not later than August 18, 1999, the Sellers will prepare and deliver to the Buyer a combined balance sheet of the Company (the "Preliminary Closing Balance Sheet") reflecting the Sellers' best estimate of the Closing Book Value as of the Effective Time. Based on the foregoing, the Sellers shall prepare and deliver a certificate (the "Sellers' Adjustment Certificate") to the Buyer certifying that the Preliminary Closing Balance Sheet fairly represents the Closing Book Value in accordance with GAAP, as modified in accordance with Section 1.4.1.3. If the Sellers' Adjustment Certificate shows a Closing Book Value of less than Four Million Dollars ($4,000,000), the Sellers shall credit the Buyer a dollar amount against the principal amount of the Note (defined below), and the Purchase Price shall decrease, by an amount equal to Four Million Dollars ($4,000,000) minus the Closing Book Value ("Deficit"). If the amount of the Deficit exceeds One Million Dollars ($1,000,000), the Sellers shall credit the Buyer with the excess deficiency as a reduction in the Closing Amount. If Seller's Adjustment Certificate shows a Closing Book Value of more than Four Million Dollars ($4,000,000), the Purchase Price and the Closing Amount shall increase by the excess of the Closing Book Value over Four Million Dollars ($4,000,000) Within ninety (90) days after the Closing, the Buyer will cause KPMG to review, at the Buyer's Expense, the Preliminary Closing Balance Sheet in accordance with generally accepted auditing standards to determine that the Preliminary Closing Balance Sheet was prepared in accordance with GAAP as modified in accordance with Section 1.4.1.3 and make any appropriate adjustments thereto. Within ninety
(90) days after the Closing Date, KPMG shall deliver to the Buyer and the Sellers the "Closing Balance Sheet," notes thereto and KPMG's report thereon. Within thirty (30) days of receipt of the Closing Balance Sheet, the Sellers will either accept the Closing Balance Sheet or provide the Buyer with written objections to the accounting treatment of items included in or omitted from the Closing Balance Sheet. If the Sellers accept the Closing Balance Sheet as presented or fail to object within the thirty- (30-) day period, then the Closing Balance Sheet will be deemed final and binding on the parties and shall be subject only to the Indemnification provisions of Article 9 below and the Buyer or the Sellers, as the case may be, shall, within five (5) business days thereafter, pay by increasing or decreasing the principal balance of the Note by the amount of the excess or deficit, as the case may be, of the amount of Closing Book Value in the Closing Balance Sheet minus the Closing Book Value in the Preliminary Closing Balance Sheet. If the Closing Book Value in the Preliminary Closing Date Balance Sheet exceeds the Closing Book Value in the Closing Date Balance Sheet by more than the then principal balance of the Note, the Sellers shall pay the Buyer the excess with interest at five percent (5%) per annum from the Closing Date. Any increase or decrease in the principal balance of the Note due to a difference in the Closing Book Value from the Preliminary Closing Balance Sheet shall be deemed made as of the Closing Date so that no interest shall accrue on any reduction in the principal balance and interest shall accrue on any increase in the principal balance of the Note. Any disagreement between the Buyer and the Seller that cannot be resolved by the parties within thirty (30) days after receipt of the Seller's written objections, will be resolved by the Seller and Buyer selecting an independent firm of certified public accountants of national reputation ("Second Accountants") to resolve the dispute. If the Seller and the Buyer are unable to agree on the choice of Second Accountants, they will select a "Big 5" accounting firm by lot (after excluding KPMG and their respective regular outside accounting firms) as Second Accountants. The parties shall have an opportunity to present their position to the Second Accountants and shall cooperate with the Second Accountants in making available to them any records or work papers requested by the Second Accountants. The decision of the Second Accountants ("Decision") shall be set forth in writing and will be conclusive and binding on the parties and subject to judicial enforcement and the Buyer or the Seller, as the case may be, shall, within five (5) business days of receipt of the Decision, pay by wire transfer to the other any amounts needed to reflect any increases or decreases from the Closing Book Value made from the Seller's Adjustment Certificate caused by the Closing Balance Sheet as so determined. Each party shall bear one-half (1/2) of the cost of the Second Accountants.

                  1.4.1.5 AUDIT. The Sellers acknowledge that the Buyer is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that as a result of this transaction, certain audited and unaudited financial information regarding the Company must be filed with the Securities and Exchange Commission within seventy-five (75) days after the Closing Date. The Company and the Sellers shall fully cooperate, at the Buyer's expense, with KPMG in any such audit and with the Buyer in making its required disclosures. This cooperation will extend to, among other things, making the Company's personnel and records reasonably available to the Buyer before and after the Closing as well as providing the cooperation required by Section 4.4 to allow the Buyer to make its required disclosures and KPMG to perform the required work.

            1.4.2 METHOD OF PAYMENT.

                  1.4.2.1 The Closing Amount shall be paid by the Buyer to the Sellers as follows: (a) $1,000,000 shall be paid by the Buyer's execution and delivery of a negotiable promissory note made payable to the order of the Sellers in the principal amount of $1,000,000, bearing interest at five percent (5%) per annum and due and payable as provided in attached EXHIBIT B (the "Note") and (b) the Buyer shall pay the balance of the Closing Amount ("Balance") by wire transfer (pursuant to the instructions of the Sellers delivered to the Buyer at least two (2) days before Closing).

                  1.4.2.2 The Escrow Amount (defined below) shall be paid by the Buyer to the Escrow Agent by wire transfer pursuant to the instructions of the Escrow Agent at the Closing and will be held and paid to the Sellers or the Buyer as provided in the Escrow Agreement.

            1.4.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated among the Assets as provided in SCHEDULE 1.4.3 in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Effective as of the completion of Closing, the Company will be a disregarded entity for income tax purposes and the transactions contemplated under this Agreement will be treated as a sale of assets by the Company to Buyer and the Company will cease to qualify to use the cash method of accounting for income tax purposes. Sellers shall be responsible for the income tax costs from any gain in the "deemed" asset sale and conversion of the Company's accounting method from the cash to accrual basis.

            1.4.4 COMPUTATION OF EARNOUT. In addition to the Purchase Price, the Buyer shall pay to the Sellers an Earnout amount (the "Earnout Payment"), which payment shall be treated as additional purchase price paid to the Sellers for the Interests and shall be calculated in accordance with the terms of this Section. The Buyer and the Sellers agree that the Earnout Payment that is required pursuant to this Section shall be payable to the Sellers as provided below. The Buyer, at its sole option, may remain as the sole member of the Company during the Earnout Period or cause the Company to merge with the Buyer. Notwithstanding any provision to the contrary, any reference to Buyer's financial performance or the Buyer in Sections 1.4.4 and 1.4.5 shall include the Company unless the context clearly provides otherwise.

                  1.4.4.1 EARNOUT PERIOD. The period for which the Earnout Payment shall be calculated is the twelve-month period commencing on September 1, 1999 and ending August 31, 2000 (the "Earnout Period").

                  1.4.4.2 EARNOUT PAYMENT. The Earnout Payment shall be calculated as (i) seven ("Earnout Multiple") multiplied by the amount, if any, by which the EBIT (defined below) of the Buyer exceeds the Buyer's Target, plus
(ii) the Earnout Multiple multiplied by the amount, if any, by which the IFO (defined in Section 1.4.2.2.3 below) of Metro's Dallas/Fort Worth Professional Services Division ("DFPSD") during the Earnout Period exceeds the DFPSD's Target (but in no case can the amount of the Earnout Payment be less than zero). The "Buyer's Target" is $5,290,300 and the "DFPSD's IFO" is $544,580. For example, if the Buyer's EBIT is $7,290,300 and the DFPSD's IFO is $500,000, then the Earnout Payment will be seven times $2,000,000, which equals the Buyer's EBIT of $7,290,300 minus $5,290,300, or $14,000,000. No Earnout Payment will be paid with respect to DFPSD because its IFO is under the DFPSD Target.

                        1.4.4.2.1 ADJUSTMENT OF EARNOUT MULTIPLE. The amount of the Earnout Multiple shall not be affected by the gross profit or the IFO of the DFPSD.

                              (a) If (i) the Buyer's Gross Profit during the
Earnout Period is less than thirty-two percent (32%) ("Minimum Gross Profit Percentage") of the Buyer's revenues (to the nearest one-thousandths of a percent) during such period (Gross Profits to revenues, expressed as a percentage, is "Gross Profit Percentage"), or (ii) the Buyer's EBIT is less than eleven point seven percent (11.7%) ("Minimum EBIT Percentage") of the Buyer's revenues (to the nearest one-thousandths of a percent) (EBIT to revenues, expressed as a percentage, is "EBIT Percentage") during the Earnout Period, then the Earnout Multiple shall be multiplied by the lesser of the ratio of the Gross Profit Percentage to the Minimum Gross Profit Percentage or the ratio of the EBIT Percentage to the Minimum EBIT Percentage. For example, if Buyer's Gross Profit Percentage is thirty point forty-eight one-thousandths percent (30.048%) during the Earnout Period and Buyer's EBIT Percentage is eleven point one hundred eighty-two one-thousandths percent (11.182%) during the Earnout Period, the Earnout Multiple shall be 6.573 (30.048/32 x 7). (The ratio of 30.048% to 32% is .939 which is less than the ratio of 11.182% to 11.7% which is .956.) As a second example, if the Buyer's Gross Profit Percentage is thirty-two point twenty-two one-thousandths percent (32.022%) during the Earnout Period and the Buyer's EBIT Percentage is eleven point six hundred thirty-two one-thousandths percent

(11.632%), during the Earnout Period, the Earnout Multiple shall be 6.958 (11.632/11.7 x 7). (The ratio of 11.632% to 11.7% is .994 which is less than the ratio of 32.022% to 32% which is 1.001.) If Clause 1.4.4.2.1(a) does not apply, Clause 1.4.4.2.1(b) or (c) shall apply.

                              (b) If (i) the Buyer's Gross Profit Percentage is
greater than thirty-six percent (36%) ("Adjusted Gross Profit Percentage") during the Earnout Period (the amount of the excess Gross Profit Percentage over the Adjusted Gross Profit Percentage is the "Excess Gross Profit Percentage"), and (ii) the Buyer's EBIT Percentage is greater than thirteen point one percent (13.1%) ("Adjusted EBIT Percentage") during the Earnout Period, then the Earnout Multiple shall be multiplied by the lesser of the ratio of the Gross Profit Percentage to the Adjusted Gross Profit Percentage or the ratio of the EBIT Percentage to the Adjusted EBIT Percentage. For example, if Buyer's Gross Profit Percentage is thirty-seven point forty-eight one-thousandths percent (37.048%) during the Earnout Period and Buyer's EBIT Percentage is fourteen point one hundred eighty-two one-thousandths percent (14.182%) during the Earnout Period, the Earnout Multiple shall be 7.203 (37.048/36 x 7). (The ratio of 37.048% to 36% is 1.029 which is less than the ratio of 14.182% to 13.1% which is 1.083.) As a second example, if the Buyer's Gross Profit Percentage is thirty-six point seven hundred twenty-two one-thousandths percent (36.722%) during the Earnout Period and the Buyer's EBIT Percentage is thirteen point three hundred thirty-two one-thousandths percent (13.332%), during the Earnout Period, then the Earnout Multiple shall be 7.126 (13.332/13.1 x 7). (The ratio of 13.332% to 13.1% is 1.018 which is less than the ratio of 36.722% to 36% which is 1.020.) As a final example, if Buyer's Gross Profit Percentage is thirty-seven point two one-thousandths percent (37.002%) during the Earnout Period and Buyer's EBIT is thirteen point ninety-nine one-thousandths percent (13.099%) during the Earnout Period, then the Earnout Multiple would be 7.

                              (c) If neither Clause 1.4.4.2.1(a) nor Clause
1.4.4.2.1(b) applies, then the Earnout Multiple shall be 7.

                        1.4.4.2.2 COMPUTATION OF EBIT. "EBIT" means earnings of the Buyer during the Earnout Period before interest, income taxes and amortization of goodwill as determined in accordance with GAAP applied in a manner consistent with SCHEDULE 1.4.4.2.1 and employing proper prorations at the beginning and end of the Earnout Period similar to those required in preparing the Closing Balance Sheet under Section 1.4.1.3. In computing the earnings of the Buyer, there shall not be taken into account:

                              (a) any revenues for placement fees to the extent
such revenues exceed three-quarters of one percent (0.75%) of the Buyer's gross revenues for the period in question and any commissions paid to obtain such excess revenues;

                              (b) the dollar amount of any items of expense for
which the Buyer receives payment from any Seller as a result of his indemnification obligations under Article 9, and the payment from any Seller will likewise not constitute revenue;

                              (c) any fees, costs and other expenses paid or
incurred by the Sellers subsequent to Closing, including bonuses paid to former key employees of the Company;

                              (d) the depreciation and amortization expenses of
the Buyer relating to the step-up in basis from the basis of goodwill and other Assets of the Buyer acquired from the Company pursuant to the purchase of Interests and the Buyer becoming the sole member of the Company, as required by purchase accounting and federal tax laws;

                              (e) the costs to install and implement the
necessary equipment and telecommunications connection to allow the Buyer to benefit from the Metro Staff Sourcing Network ("Network") and other software, hardware and communications equipment of Metro and the monthly operational costs (including, without limitation, depreciation, maintenance and telephone costs) of the Network and the required software and equipment in excess of the monthly operational costs (adjusted for growth in revenues and upgrades in equipment and software) currently incurred by the Company;

                              (f) the costs for the installation, implementation
and the overhead costs of the operation of Metro financial, payroll, human resources, time billing and other proprietary systems services and personnel costs related thereto in excess of the costs currently incurred by the Company for similar systems services and personnel costs;

                              (g) any costs of the Buyer which are of the type
and amount not reasonably consistent with the costs provided in SCHEDULE 1.4.4.2.1, unless such expenses are approved by the Sellers or are reasonably necessary (i) to increase revenues throughout the Earnout Period and thereafter,
(ii) to respond to competitive challenges in the marketplace, (iii) to fund losses suffered from fire or other casualty not covered by insurance (deductible, excess liability, uninsured loss, etc.), (iv) for attendance by Buyer's employees at Metro Division Directors Meetings and Leadership Development Workshops, (v) to comply with Buyer's obligations as tenant under the new Real Property Lease dated August ___, 1999 for the Real Property at 1750 Tysons Boulevard, Tysons II, 14th Floor, attached as part of SCHEDULE 1.1.3-2 ("McLean Lease"), (vi) to book any reserve for bad debts as a result of the specific charge-off of any Account Receivable in excess of $30,000, (vii) to relocate the Company's office in McLean, Virginia from 1650 Tysons Boulevard, Suites 400 and 600 to 1750 Tysons Boulevard, Tysons II, 14th Floor, including, without limitation, leasehold improvements, moving expenses, telephone and computer removal and installation and similar expenses, except to the extent any such expense is properly capitalized in accordance with GAAP, (viii) for depreciation and amortization of expenses which are capitalized under Clause 1.4.4.2.2(g)(vii), or (ix) to comply with the Letter (as defined in Section 1.4.5) or laws (including, without limitation, the amortization over three years of two-thirds of the costs necessary to obtain all necessary software licenses for software used by the Company) or the Company's obligations under the Contracts; provided, however, that any routine, normal or recurring operating expenses of the Buyer that occur during the Earnout Period shall be included as an expense of the Buyer, whether or not any amounts or funds were expended for such purposes by the Company during the twelve-month period immediately preceding the Closing Date. For example, if the Company did not incur any expenditures for computer maintenance or repair during the twelve-month period immediately preceding the Closing Date, but the Buyer does incur an expenditure for computer maintenance or repair during the Earnout Period, the cost of such maintenance or repair shall be an expense of the Buyer for the purposes of determining the EBIT of the Buyer;

                              (h) general corporate overhead, provided that
Metro may charge Buyer, at cost, for specific services or products, such as insurance, provided to Buyer by Metro that are (i) not in excess of Buyer's current costs for such products and services (adjusted for growth), or (ii) are approved by Buyer, not to be unreasonably withheld; and

                              (i) any revenues from the sale of computer
hardware or software during the Earnout Period and any costs of goods sold incurred in earning such excess revenues.

                        1.4.4.2.3 IFO OF DFPSD. On or before September 1, 1999, the assets, liabilities and operations of ATS-Dallas shall be consolidated with Metro's Dallas/Fort Worth assets, liabilities and operations and shall constitute the DFPSD. The "IFO" means the income from operations of the DFPSD, less the management incentive bonuses as determined by Metro using GAAP in accordance with Metro's historical practices of computing income from operations, except that the provisions of Section 1.4.4.2.2 shall apply with respect to the income and expenses which are credited or chargeable to the IFO. Provided, however, management incentive bonuses for the DFPSD for the third quarter of 1999 shall equal one-third of the management incentive bonuses accrued by Metro for said period and management incentive bonuses for the third quarter of 2000 shall equal two-thirds of the management incentive bonuses for the DFPSD accrued by Metro for said period.

                  1.4.4.3 TIME AND MANNER OF EARNOUT PAYMENT. The Earnout Payment, or any undisputed portion thereof, shall be paid by the Buyer to the Sellers within ten (10) days from the date on which the Buyer receives the notice described in Section 1.4.4.5. All payments due and payable pursuant to this Section shall be made by wire transfer of immediately available funds to an account designated by the Sellers. With respect to any disputed portion of the Earnout Payment, such amount, to the extent determined to be due under the provisions of Section 1.4.4.5 below, shall be paid by the Buyer to the Sellers within five (5) business days following the final determination of the amount due.

                  1.4.4.4 DELIVERY OF EARNOUT REPORT. On or before November 15, 2000, the Buyer shall deliver to the Sellers a report (the "Earnout Report") which computes the amount of the Earnout Payment, which shall be accompanied by
(a) a copy of the financial statement for the Earnout Period from which the computations were derived; and (b) a signed statement of the Buyer stating that the computations have been prepared in accordance with the definition of EBIT in this Agreement (subject only to such exceptions thereto as agreed upon by the Buyer and the Sellers). The Buyer will make the work papers and back-up materials used in computing the Earnout payment available to the Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during: (x) the review by the Sellers of the Earnout Report; and (y) the resolution by the parties of any objections thereto.

                  1.4.4.5 OBJECTION PROCEDURES. Within thirty (30) days after the Buyer delivers the Earnout Report to the Sellers, the Sellers shall notify the Buyer that either they accept such Report, or they dispute one or more items set forth in the computation of the Earnout Payment or the financial statements on which the computation of the Earnout Payment was based, describing in reasonable detail the amount or item disputed and the basis for the dispute. If the Sellers do not accept the Report, the Buyer and the Sellers shall attempt in good faith to resolve the dispute. If the parties do not obtain a final resolution within ten (10) business days after the Buyer has received the statement of objections, the parties will select an accounting firm mutually acceptable to them to resolve any remaining objections (the "Referee"). If the parties are unable to agree on the choice of a Referee, they will select a "Big 5" accounting firm by lot (after excluding their respective regular outside accounting firms) as the Referee. The determination of any Referee so selected will be set forth in writing and will be conclusive and binding upon the parties. The parties shall have an opportunity to present their position to the Referee and shall cooperate with the Referee in making available to the Referee any records or work papers requested by the Referee.

                  1.4.4.6 CONDUCT OF BUSINESS. From September 1, 1999 until August 31, 2000, the Buyer and the Company will conduct their operations as follows:

                        1.4.4.6.1 INDEPENDENT ORGANIZATION. The Buyer shall be the sole member of the Company and report the Company's revenues, expenses and results of operations on its books for tax and accounting purposes and for purposes of this Agreement. At the Buyer's option, the Buyer may cause the Company to be merged with the Buyer at any time after the Closing. The Buyer and the Company shall be operated by the Buyer's management and the Buyer's and the Company's books, records and financial statements shall be maintained on a consolidated basis but otherwise on an unconsolidated basis with any other Affiliate, for purposes of this Agreement, consistent with past practices. Neither the Buyer nor the Company will change any of the accounting principles utilized by the Company for purposes of computing EBIT, PROVIDED, that, such accounting principles of the Company are in compliance with GAAP. Neither the Buyer nor the Company shall acquire, commence or operate any business other than the Business before or during the Earnout Period. For purposes of this Agreement, the Buyer and the Company shall be operated as one entity after Closing.

                        1.4.4.6.2 BOARD OF DIRECTORS. The Board of Directors will be comprised of no less than five and no more than eight people, two of whom shall be Berkman and Lewis Waters ("Waters"), or if Berkman or Waters is unable to serve, Mark Scofield shall replace him (Berkman, Waters and the replacement of either are hereinafter referred to as "Seller Directors") through August 31, 2000. A quorum for any meeting of the Board of Directors shall include the presence, in person or by proxy or conference telephone call at such meeting of at least one Seller Director, provided, however, if the Seller Directors shall fail or refuse to attend in person or by conference telephone call or proxy a meeting after two adjournments thereof of at least three (3) days each with at least two (2) days notice of the date and time of the adjourned meeting to each

Director (with reasonable efforts to reschedule the meeting at a time when at least one Seller Director is available), the meeting may proceed and all proper actions in accordance with the notice of the meeting may be taken by the Board. In such event, the Seller Directors shall be deemed to have consented to the action of the majority.

                        1.4.4.6.3 OFFICERS. Berkman shall serve as President of the Buyer through August 31, 2000. If Berkman is unable to serve as President until August 31, 2000, for any reason, then Waters shall complete his term.

            1.4.5 MATTERS RESERVED FOR JOINT DECISION. The day-to-day management of the Buyer shall be the responsibility of its President, who shall operate the Buyer consistent with the normal duties of the President of a similar sized corporation and discretion reasonably afforded to him by the Board; provided, however, the President must exercise this discretion and act reasonably and in good faith and in accordance with the historical business practices of the Company. The President shall, as appropriate and customary, report to the Board of Directors of the Company. The President shall act in accordance with that certain letter dated August 18, 1999 from John Fain, attached as EXHIBIT C (the "Letter"). The President shall consult as appropriate with the Chairman of the Board in managing the business, and with other Metro Senior Executives to facilitate a smooth transition of the Business. Any action taken by the President that is not in the ordinary course of business shall first be approved by the Board; provided, however, that during the Earnout Period, without the unanimous consent of the Board, the Board may not liquidate or dissolve the Buyer or transfer any assets of the Buyer outside the ordinary course of business, or take any action outside the ordinary course of business as to which a Seller Director notifies the Buyer in advance is likely to have a material adverse impact on the Earnout Payment, or modify or change the Company's compensation plans without the consent of a Seller Director; provided, however, the Board shall determine the bonuses of Berkman, Scofield, Brahms and Rohrer under paragraphs 3(b) of the Management Agreements (as defined in Section 8.1.6 below), subject to the limitations set forth in such paragraphs.

      1.5 CLOSING. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at (a) the offices of Greenberg Traurig, McLean, Virginia, on August 19, 1999 or (b) such other place, time or date as the parties may agree on in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date."

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

      2.1 INTERESTS; STATUS OF THE COMPANY. ATS is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and ATS-Dallas is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and each is duly qualified to transact business in every state in which the failure to be qualified would have a material adverse effect on the Business. The Company has the requisite power to carry on its business as it is now being conducted and to own and operate the Business, and each of the Sellers and the Company has the requisite power (corporate, financing and other) to enter into and complete the transactions contemplated by this Agreement. The Company has no business other than the operation of the Business. The Sellers own and will convey to the Buyer at Closing, free and clear of all pledges, liens, hypothecations, restrictions and encumbrances, all of the issued and outstanding Membership interests of ATS as provided in
SCHEDULE 1.1 and ATS owns or by Closing, will own, free and clear of all pledges, liens, hypothecations, restrictions and encumbrances, all of the issued and outstanding Membership interests of ATS-Dallas. No person has any option or right to acquire from the Sellers or the Company any Membership interests or other equity of ATS or ATS-Dallas. The Interests and the membership interests in ATS-Dallas and ATS are validly issued and fully paid and nonassessable. Berkman serves as the Managing Member of ATS. Berkman, Jones, Scofield, Brahms, and Rohrer are the only members of ATS and ATS is the only member of ATS-Dallas. Attached as SCHEDULE 2.1 are the Articles of Organization and Operating Agreements and all amendments thereto of ATS and ATS-Dallas.


      2.2 NO OPTIONS. No Affiliate of any member of the Company or any Seller or any other person (as defined in Section 11.8) has an interest in, or option to acquire, any of the Assets or any property used in the operation of the Business. For purposes of this Agreement, an "Affiliate" of any person means (a) any person that owns or controls, is owned or controlled by, or under common control with, such person, (b) any person that is an officer, director, general partner, manager, member, or trustee of, or serves in a similar capacity with the specified person, or for which the specified person is an officer, director, general partner, manager, member, or trustee, or serves in a similar capacity or (c) any member of the immediate family of the specified person.

      2.3 CORPORATE ACTION. All corporate, trust and other actions and proceedings necessary to be taken by or on the part of any Seller or the Company in connection with the performance, execution and delivery of this Agreement have been duly and validly taken and this Agreement has been duly and validly authorized, executed, and delivered by the Company and the Sellers and constitutes the legal, valid and binding obligation of the Company and the Sellers enforceable against each in accordance with and subject to its terms.

      2.4 NO DEFAULTS. Neither the execution, delivery and performance by the Company and the Sellers of this Agreement nor the consummation by the Company and the Sellers of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) violate or conflict with any provision of the Articles of Organization or Operating Agreement of ATS or ATS-Dallas; (b) assuming that the consents: (i) referred to in Section 4.6, (ii) required in connection with any of the Contracts or (iii) otherwise contemplated by this Agreement are obtained, constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation of any Seller or the Company under any contract, mortgage, indenture, agreement, lease or other instrument to which either the Company or the Sellers or any or all of them are party or by which any or all are bound or result in the creation of any Security Interest on the Assets or the Interests which violation, conflict, breach or default would have a material adverse effect on the Company, any Seller, the Business, the Assets, the Interests or the ability of the Company or the Sellers or any or all of them to enter into this Agreement or consummate the transactions contemplated hereby;
(c) violate any judgment, decree, order, statute, law, rule or regulation of any court, arbitrator or government or regulatory body applicable to the Company, the Sellers, the Business or the Assets which violation would have a material adverse effect on the Company, the Sellers, the Business, the Assets, the Interests or the ability of the Company or the Sellers to enter into this Agreement or consummate the transactions contemplated hereby; or (d) result in the creation or imposition of any lien, charge or encumbrance against the Business, the Assets or the Interests.

      2.5 CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. The Company is not a party to nor is it bound by any written or oral contract, agreement, lease, power of attorney, guaranty, surety arrangement or other commitment, including, but not limited to, any contract or agreement for the purchase or sale of merchandise or for programming or software of the Company or for the rendition of services, except for the Contracts listed and described on the Contract Schedules and the Non-Material Contracts (subject to the $25,000 limitation provided in Section 1.1.3) and the Sellers have listed and described all Material Contracts on the Contract Schedules and provided to the Buyer or its representatives complete and correct copies of all written Contracts and all amendments, modifications, extensions and renewals thereof and written summaries of all oral Contracts. No change in any term or provision of any Contract will occur as a result of the acquisition of the Interests by the Buyer or the consummation of the transactions contemplated herein.

      2.6 BREACH. Except as set forth on SCHEDULE 2.6, the Company is not in violation or breach of any of the terms, conditions or provisions of either Company's Articles of Organization or Operating Agreement, or any court order, judgment, arbitration award or decree to which the Company is a party or by which it is bound and is not in material violation or breach of any of the terms, conditions or provisions of any Real Estate Leases or Contracts or any indenture, mortgage or deed of trust or other instrument, court order, judgment, arbitration award or decree relating to or affecting the Business or the Assets to which the Company is a party or by which it is bound. All accrued and currently payable amounts due from the Company under the Contracts have been paid. To the best of the Company's and the Sellers' knowledge, no other party thereto is in material default or breach under any of the Contracts.

      2.7 FINANCIAL INFORMATION.

            2.7.1 FINANCIAL STATEMENTS. Attached to this Agreement as SCHEDULE
2.7.1 are true and correct copies (collectively, the "Financial Statements") of the audited balance sheets of ATS at December 31, 1998 (the "Balance Sheet Date") and December 31, 1997 and the audited statements of operations for each of the years then ended (the "Income Statements"), together with the unaudited balance sheet (the "Interim Balance Sheet") of each Company at July 31, 1999 (the "Interim Balance Sheet Date") and the unaudited statement of operations of each Company for the period then ended (the "Interim Income Statement," collectively, the Interim Balance Sheet and Income Statement are the "Interim Financial Statements"). The Financial
Statements: (a) have been prepared in accordance with GAAP (except for the absence of footnotes in the Interim Financial Statements and as set forth on
SCHEDULE 2.7.1) and (b) present fairly the financial position of each Company as of their respective dates and the results of operations for the periods indicated in accordance with GAAP. There is no information and there are no disclosures as of December 31, 1998, July 31, 1999 or the Closing Date which normally would be included in footnotes to audited financial statements that are not disclosed in the Schedules to this Agreement.

            2.7.2 ACCOUNTS RECEIVABLES. Attached to this Agreement as SCHEDULE
2.7.2 are true and correct copies of the Company's accounts receivable aging reports, dated as of July 31, 1999 for each Company, showing, among other things, a complete aging of the Accounts Receivables and any reserve for non-collectible Accounts Receivables as of the date indicated. Except to the extent of the reserve for non-collectible Accounts Receivables shown on the Interim Balance Sheet, all Accounts Receivables are collectible in cash in the ordinary course of business and in all events, the Accounts Receivables, net of the reserve for non-collectible Accounts Receivables on the Closing Date Balance Sheet will be collected within six (6) months of the Closing Date. The Company has no knowledge that any Accounts Receivable listed on SCHEDULE 2.7.2 will not be paid before or after the Closing. The identity of any client entitled to a volume or other similar discount and the terms of such discount are set forth on
SCHEDULE 2.7.2.

      2.8 LIABILITIES. There are no liabilities or obligations of the Company accruing or arising before the date of this Agreement, whether arising under Contracts, related to tax or non-tax matters, known or unknown as of the date of this Agreement due or not yet due, liquidated or unliquidated, fixed, contingent or otherwise, including penalty, acceleration or forfeiture clauses in any Contract, that should be reflected in the Interim Balance Sheet in accordance with GAAP that are not so reflected, except as otherwise listed and described on
SCHEDULE 2.8 hereto, and except liabilities that arise in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract or warranty, tort, infringement or violation of law) between the date of the Interim Balance Sheet and the Closing Date, which liabilities will be reflected in the Closing Balance Sheet.

      2.9 TAXES.

            2.9.1 All federal, state and local returns, reports, estimates and other statements ("Returns") required to have been filed with any jurisdiction with respect to the Company and the operation of its business with respect to any income, franchise, property, sales, value-added, payroll, withholding, excise, assessment, levy, capital and all other taxes, duties, penalties, assessments or deficiencies of every nature and description (collectively, "Taxes") have been duly and timely filed by the Company. Except as set forth in
SCHEDULE 2.9 attached, each such Return correctly reflects the amount of Taxes required to be reported and/or paid. The

Company has paid all Taxes due and payable which it is required to pay, incur or accrue before the date hereof, except to the extent that such amounts will be reserved for in the Closing Balance Sheet. There are no Taxes which are past due. No consent extending the applicable statute of limitations has been filed by or with respect to the Company with respect to any of such Taxes for any years. All material elections, consents and agreements made by the Company or to which the Company is a party with respect to any Taxes are described in SCHEDULE 2.9.

            2.9.2 The Company has withheld amounts from its employees working in its business in accordance with applicable law. With respect to such employees, the Company has filed all Returns required to be filed and paid all required Taxes with respect to employee income tax withholding, social security, Medicare and unemployment taxes and other similar taxes and charges, in compliance with the tax withholding provisions of the Code and other applicable federal, state and local laws.

      2.10 LICENSES. As of the date of this Agreement, the Company is the holder of the licenses, permits or authorizations of any governmental or quasi-governmental authority required for the operation of the Business and all of such licenses, permits and authorizations are listed on SCHEDULE 2.10.

      2.11 BUSINESS OPERATIONS. Except as set forth on SCHEDULE 2.11, the only business the Company has conducted since its formation is the Business. The Company has never engaged in the business of selling goods from inventory, of leasing tangible personal property or of developing, selling, licensing or sublicensing software, software licenses or any other Intangible Property.
SCHEDULE 2.11 lists all business addresses, trade names and names of predecessor entities used by the Company since January 1, 1992. Except as set forth on
SCHEDULE 2.11, the Company has not been a party to a merger, consolidation, liquidation, recapitalization or other business combination since January 1, 1992.

      2.12 APPROVALS AND CONSENTS. The only material approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by the Company in connection with the consummation of the transactions contemplated by this Agreement are those which are listed on SCHEDULE 4.6 ("Consents"). Any approvals under the Contracts, Real Estate Leases or with any governmental division, regulatory authority or agency are material for purposes of this Section. Because of the size of the Company and its ultimate parent as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1978 ("HSR"), no pre-Closing filing by the parties under HSR is required. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of any Seller or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2.13 CONDITION OF ASSETS.

            2.13.1 ALL ASSETS. The Assets constitute all of the assets used or necessary to conduct the present operations of the Business.

            2.13.2 TANGIBLE PERSONAL PROPERTY. SCHEDULE 1.1.1 contains a true and complete list as of the date hereof of all items of Tangible Personal Property of every kind or description owned by the Company, except office materials and supplies (which office supplies or any replacements thereof shall be part of the Assets). Any Tangible Personal Property that is leased by the Company, whether as lessor or lessee, is separately designated on SCHEDULE 1.1.1 and all related lease agreements are described on SCHEDULE 1.1.3-3.

            2.13.3 GOOD TITLE. Except as listed and described on SCHEDULE 2.13.3: (a) the Company has and, at the Closing will have, good, valid and marketable title to or the unrestricted right to use all of the Assets owned, leased or licensed by it, in each case, free and clear of all Security Interests of every kind or character (other than Permitted Encumbrances); (b) the Company is the owner, lessee or licensee of all of the Tangible Personal Property listed on the Schedules to this Agreement and of all Tangible Personal Property not listed on the Schedules to this Agreement which is of a material nature to the Business; and (c) all Tangible Personal Property, including equipment and electrical devices, is in good operating condition and repair, reasonable wear and tear excepted, and has been maintained in accordance with industry standards.

      2.14 LEASED REAL PROPERTY.

            2.14.1 LEASES. Attached to SCHEDULE 1.1.3-2 are true and complete copies of all real property lease agreements, including all amendments and modifications thereto, and all other leases or licenses or other rights to possession of any real property used or held by the Company (the "Real Property Leases").

            2.14.2 INTERESTS. The Company's interest in the Leased Real Property is as follows: the Company leases, as a tenant, the premises at 1650 Tysons Building, Suites 400 and 600, McLean, Virginia and 13355 Noel Road, Suite 1345 Dallas, Texas. Except as listed on SCHEDULE 1.1.3-2, the Leased Real Property and all of the fixtures and improvements thereon owned by the Company (collectively, the "Owned Improvements") are in good operating condition and repair, reasonable wear and tear excepted, and have been maintained in accordance with industry standards. The Company has not received any notice in writing alleging that the Leased Real Property or the Owned Improvements fail to comply with applicable zoning laws or the building, health, fire and environmental protection codes of applicable governmental jurisdictions.

            2.14.3 ALL LEASES. The Real Property Leases constitute all the real property leases to which the Company is lessee and the Leased Real Property is the only real property now used by the Company in the conduct of the Business as it is presently being conducted.

            2.14.4 GOOD TITLE. With respect to the Real Property Leases, on the Closing Date, the Company will have good title to its leasehold interest in such real property and the Owned Improvements, in each case, free and clear of all liens, claims and encumbrances, except for the liens, claims and encumbrances identified in such leases or as specifically stated on SCHEDULE 1.1.3-2. With respect to each such lease, except as otherwise disclosed on SCHEDULE 1.1.3-2,
(a) the leases are in full force and effect, (b) all accrued and currently payable rents and other payments required by such leases to be paid by the Company have been paid, (c) the Company entered into such leases in the ordinary course of business and the Company has been in peaceable possession since the beginning of the original term of any such lease, (d) the Company or, to the best of the Company's and the Sellers' knowledge, any other party thereto is not in material default under any such lease, (e) the Company has neither given nor received any notice of default or termination, and, to the best of the Company's and the Sellers' knowledge, no condition exists and no event has occurred that, with the giving of notice, the lapse of time or the happening of any further event would become a default or permit early termination under any such lease and (f) subject to obtaining the Consents described on SCHEDULE 4.6, the validity or enforceability of any such lease will in no way be affected by the transactions contemplated herein. Except as set forth on SCHEDULE 4.6, no third-party consent or approval is required for the transactions contemplated herein.

      2.15 ENVIRONMENTAL MATTERS. Except as provided in SCHEDULE 2.15, with respect to the ownership and operation of the Business, to the best of the Company's and the Sellers' knowledge: (a) the Company is in compliance in all material respects with all federal, state and local laws and regulations relating to pollution and the discharge of materials into the environment ("Environmental Laws"); (b) the Company holds no permits or licenses for the current use, occupancy or operation of the Business under applicable Environmental Laws; and (c) to the best of the Company's and the Sellers' knowledge, there are no underground or aboveground storage tanks on any of the Real Property. Hazardous or toxic substances have not, during the Company's ownership of the Business, been released, discharged or disposed of on any of the Leased Real Property in Regulated Quantities (as defined below) by the Company, with the Company's permission, or to the Company's and the Sellers' knowledge. No litigation or proceeding relating to Environmental Laws or any release, discharge or disposal of hazardous or toxic substances is pending or, to the Company's and the Sellers' knowledge, threatened, against the Business or the Company in connection with the Business. For purposes hereof, "Regulated Quantity" shall mean that quantity which is sufficient to serve as a basis for a requirement for cleanup, removal or remedial action or the imposition of penalties or fines under Environmental Laws.

            2.15.1 ENVIRONMENTAL STUDIES. The Company and the Sellers have no environmental reports, studies or analyses relating to the Leased Real Property or the operation of the Business concerning hazardous or toxic substances or compliance with applicable Environmental Laws or Environmental Permits, if any.

      2.16 COMPLIANCE WITH LAW AND REGULATIONS. The Business, the Assets and the Company are, in all material respects, in compliance with all requirements of federal and state law and all material requirements of local law and all requirements of all federal and state governmental bodies or agencies and the material requirements of all local governmental bodies or agencies having jurisdiction over any of them, the operations of the Business, the use of the Company's properties and assets (including the Assets) and the Leased Real Property. Without limiting the foregoing, the Company has paid all monies and obtained all material licenses, permits, certificates and authorizations needed or required for its operations and the use of the Leased Real Property. The Company has properly filed all reports and other documents required to be filed with any federal, state or local government or subdivision or agency thereof. The Company has not received any notice from any federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public authority or body.

      2.17 INSURANCE. A summary of current insurance coverage of the Company is attached hereto as SCHEDULE 2.17. The Company maintains and will continue to maintain in full force and effect through the Closing Date insurance policies covering it and the Assets in amounts and insuring against hazards in the amounts set forth on SCHEDULE 2.17. All of such policies are in full force and effect and the Company is not in default of any material provision thereof. The Company has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

      2.18 LABOR, EMPLOYMENT CONTRACTS AND BENEFIT PROGRAMS.

            2.18.1 WORK AGREEMENTS. There are no collective bargaining agreements or written or oral agreements relating to the terms and conditions of employment or termination of employment covering any employees, consultants or agents of the Company, except as listed and described on SCHEDULE 2.18.1 (the "Work Agreements"). The description of each Work Agreement listed on SCHEDULE
2.18.1 contains the material terms and conditions of such employment, consultancy, or agency on August 1, 1999 ("Measurement Date"), including where applicable and without limitation, bill rate, the date of the Work Agreement, any start date or projected end date for the work to be performed, and the client(s) serviced or to be serviced, all as evidenced under the terms of the Work Agreement and/or any work order attachment or other similar attachment thereto. The Work Agreements, as listed on SCHEDULE 2.18.1, were in effect on the Measurement Date, are binding on the parties thereto, and to the knowledge of the Sellers and the Company, will be enforceable by the Company after Closing. Except as listed and described on SCHEDULE 2.18.1, all employees of the Company are employees-at-will and are full-time employees. The Company is not engaged in any unfair labor practice or other unlawful employment practice and there are no unfair labor practice charges or other employee-related complaints, grievances or arbitrations against the Company pending or, to the best of the Company's or the Sellers' knowledge, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Department of Labor, any arbitration tribunal or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage by or concerning such employees pending against or involving the Company. No representation question is pending or, to the best of the Company's or the Sellers' knowledge, threatened respecting any of the Business's employees.

            2.18.2 EMPLOYEE MANUALS. All handbooks and material written policies and procedures relating to employment by the Company, including, but not limited to, compensation, benefits, equal employment opportunity and safety are listed and described on SCHEDULE 2.18.2 attached and the Company has delivered true and complete copies thereof to the Buyer.

            2.18.3 COMPLIANCE. The Company has complied with in the past, and is now in compliance with, all labor and employment laws including, without limitation, federal, state, local and other applicable laws, rules, regulations, ordinances, orders and decrees concerning collective bargaining, unfair labor practices, payments of employment taxes, occupational safety and health, worker's compensation, the payment of wages and overtime, equal employment opportunity and discrimination (collectively, "Employment Laws"). The Company is not liable for any arrears for wages, benefits, taxes, damages or penalties for failing to comply with any law, rule, regulation, ordinance, order or decree relating in any way to labor or employment. Neither the Company nor any Seller has received any notice from any federal, state or municipal authority that the Company or any independent contractor of the Company or any practice or procedure of the Company fails to comply with any of the Employment Laws.

            2.18.4 EMPLOYEE PLANS. Except as listed and described on SCHEDULE 2.18.4, the Company has no pension plan, profit sharing plan, deferred compensation plan, stock option or stock bonus plan, savings plan, welfare plan or other benefit plan or arrangement, policy, practice, procedure or contract concerning employee benefits or fringe benefits of any kind, whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to or covering any employees of the Company (a "Benefit Plan"). Except as listed on SCHEDULE 2.18.4, the Company does not maintain, sponsor or contribute to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any other plan, program, practice, agreement or arrangement covering the Business, whether written or oral, of employee compensation, deferred compensation, severance pay, retiree benefit or fringe benefit. The Company has furnished the Buyer with true, complete and accurate copies of all summary plan descriptions of the Company's current Benefit Plans.

            2.18.5 ERISA COMPLIANCE. Each of the Benefit Plans is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable law. Each of the Benefit Plans has been administered in all material respects in accordance with its terms and with applicable legal requirements. All "employee pension plans" (within the meaning of Section 3(2) of ERISA) have been determined by the Internal Revenue Service (the "IRS") to be qualified under Section 401(a) of the Code and no action or proceeding has been instituted or, to the best of the Company's or the Sellers' knowledge, threatened which would affect the qualification of any pension plan of the Business or of the Company. The Company has never had a Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). There has not been any reportable event with respect to any pension plan of the Business or of the Company. The Company has not engaged in a "prohibited transaction" or breach of fiduciary responsibility with respect to any Benefit Plan.

            2.18.6 NO MULTIEMPLOYER PLANS. The Company (a) has never contributed to a multi-employer pension plan; and (b) has never incurred any liability under Title IV of ERISA to the PBGC or to a multi-employer pension plan.

            2.18.7 EMPLOYEES. SCHEDULE 2.18.1 lists the names and job titles of all employees of the Company as of the Measurement Date, the current salary, compensation, pay rate or hourly rate for each, per diem and other allowances and vacation, sick days for each (or paid days off in lieu thereof) assuming no vacation has been taken and the actual days off taken by each employee through the Measurement Date and all anticipated increases in any of the foregoing. Each employee's length of service, employment commencement date and all relevant terms of their employment, including, without limitation, whether the employee is full or part time, salaried or hourly and the benefits received by such employee is set forth on SCHEDULE 2.18.1.

            2.18.8 INDEPENDENT CONTRACTORS. Except as described in SCHEDULE 2.18.8, since the Measurement Date, the Company has not engaged or hired any individual or entity to perform information technology services or custom software development services as an independent contractor. All individuals engaged to perform such services since the Measurement Date have been employees of the Company. All written or oral agreements relating to the terms and conditions of the engagement of any independent contractor, whether an individual or entity, to perform information technology services or custom software development services are listed and described on SCHEDULE 2.18.1.

      2.19 LITIGATION. Except as set forth on SCHEDULE 2.19, there are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against the Company or the Sellers. To the best of the Company's and the Sellers' knowledge, except as set forth on
SCHEDULE 2.19, there are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations threatened against the Company or the Sellers with respect to the Business or Assets or the Sellers with respect to the Interests nor, to the best of the Company's and the Sellers' knowledge, is there any basis for any such suit, arbitration, administrative charge or other legal proceedings, claim or governmental investigation which would have a material adverse effect on the Interests or the condition of the Business or any of the Assets or on the ability of the Company and the Sellers to enter into this Agreement or consummate the transactions contemplated hereby. The Company and the Sellers have not been operating under or subject to, or in default with respect to, any order, writ, injunction or decree relating to the Interests, the Business or the Assets of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality which would have an adverse effect on the condition of the Business or any of the Assets or on the ability of the Company or the Sellers to enter into this Agreement or consummate the transactions contemplated hereby.

      2.20 INTANGIBLE PROPERTY. Except as set forth on SCHEDULE 2.20, the Company has all right, title and interest in and to valid, fully paid licenses of all Intangible Property used in the conduct of the Business as presently operated. The Company has not received notice of any claim against it involving any conflict or claim of conflict of any of the items listed on SCHEDULE 2.20, and, to the best of the Company's and the Sellers' knowledge, there is no basis for any such claim of conflict. No service provided by the Company or any program, software or other material used or disseminated by it or the Business infringes on any copyright, patent or trademark of any other party. The Company has not received any notice of any claim of infringement of any third-party's copyright, patent, trademark, service mark, logotype, license or other proprietary right. The Company owns or possesses adequate licenses or other rights to use all programs, software copyrights, patents, trademarks, service marks, trade names, logotypes and other intangible rights used to operate the Business.

      2.21 BROKERS. Except for Updata Capital, Inc., there is no broker or finder or other person who would have any valid claim through any Seller or the Company against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, the Company or the Sellers. The Sellers will pay all fees due Updata Capital, Inc. as a result of the transactions contemplated by this Agreement.

      2.22 CONFLICTING INTERESTS. Except as disclosed on SCHEDULE 2.22, none of the Company, the Sellers nor any Affiliate of any of the foregoing, has any financial interest in any supplier, lessor, advertiser or customer of the Company or in any other business enterprise with which the Business or the Company engages in business or with which the Business or the Company is in competition. The ownership of less than one percent (1%) of the outstanding capital stock of a publicly-held corporation shall not be deemed to be a violation of this representation and warranty.

      2.23 MATTERS ARISING AFTER THE INTERIM BALANCE SHEET DATE. Except as set forth in SCHEDULE 2.23 attached, between the Interim Balance Sheet Date and the date of this Agreement:

            2.23.1 There has not been any material adverse change in the financial condition or business of the Company, uncured default by the Company under the terms of the leases for the Leased Real Property or any Contract or any material physical damage or loss to any of the Assets, whether leased or owned by the Company (except where such damage or loss was covered by insurance and repair or replacement of the damaged or lost assets has been completed);

            2.23.2 The Company has not taken any action outside of the ordinary and usual course of business, except as related to the transactions contemplated hereby;

            2.23.3 The Company has maintained its books, accounts and records in the usual, customary and ordinary manner and has not changed any of its accounting practices; and

            2.23.4 The Company has preserved its business organization intact and has used its best efforts to keep available the services of its employees and to preserve relationships with its clients, customers, suppliers and others with whom it deals.

      2.24 YEAR 2000 COMPLIANCE. Except as provided in attached SCHEDULE 2.24, to the best of the Company's and the Sellers' knowledge, the Company's Information Technology (defined below) is designed to be used prior to, during, and after the calendar year 2000, and such Information Technology used during such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Company's Information Technology, properly exchanges date/time data with it. "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized and/or software systems.

      2.25 IMMIGRATION MATTERS.

      (i) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Company, Company has materially complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

      (ii) SCHEDULE 2.25 attached contains a true and complete list of all employees of Company who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of such employee.

      (iii) Company has employed only individuals authorized to work in the United States, Company has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined, or otherwise penalized by reason of any failure to comply with IRCA.

      (iv) The consummation of the transactions contemplated by this Agreement will not, (i) give rise to any liability for the failure to properly complete and update Forms I-9, or (ii) give rise to any liability for the employment of individuals not authorized to work in the United States.

      2.26 DISCLOSURE. No material provision of this Agreement relating to the Company, the Business or the Assets or any other document, Schedule, Exhibit or other information furnished by the Company or the Sellers to the Buyer in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated to make the statement, in light of the circumstances in which it is made, not materially misleading. All Schedules attached hereto are accurate and complete as of the date hereof or the date specified on the Schedule.

                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE BUYER AND METRO

      The Buyer and Metro, jointly and severally, represent and warrant to the Sellers and the Company as follows:

      3.1 STATUS. The Buyer and Metro are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and by Closing, the Buyer will be qualified to conduct business in the State of Texas. Each of Metro and the Buyer has the requisite power to enter into and complete the transactions contemplated by this Agreement.

      3.2 NO DEFAULTS. Neither the execution, delivery and performance by the Buyer or Metro of this Agreement nor the consummation by the Buyer or Metro of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Buyer or Metro, (b) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under any contract, mortgage, indenture, agreement, lease or other instrument to which the Buyer is a party or by which it is bound or its assets are bound, or by which it may be affected, (d) violate any judgment, decree, order, statute, law, rule or regulation of any court, arbitrator or government or regulatory body applicable to the Buyer or the assets of the Buyer or (e) result in the creation or imposition of any lien, charge or encumbrance against the Business or the Assets, except for liens, charges or encumbrances relating to the financing of the transactions contemplated by this Agreement.

      3.3 CORPORATE ACTION. All actions and proceedings necessary to be taken by or on the part of the Buyer and Metro or their directors in connection with the performance, execution and delivery of this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by the Buyer and Metro and constitutes the legal, valid and binding obligation of the Buyer and Metro, enforceable against the Buyer and Metro in accordance with and subject to its terms.

      3.4 BROKERS. There is no broker or finder or other person who would have any valid claim through the Buyer against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by the Buyer.

      3.5 LITIGATION. There are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations of any nature pending or, to the knowledge of the Buyer, threatened against or affecting it that would affect its ability to enter into this Agreement or carry out the transactions contemplated by this Agreement, nor to the best knowledge of the Buyer, is there any basis for any such suit, arbitration, administrative charge, or other legal proceeding, claim or governmental investigation.

      3.6 CONSENTS. There are no approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement.

      3.7 COMPLIANCE WITH LAWS. The Buyer is not in violation of any federal, state or local law, ordinance, requirement, regulation or any judgment, order, injunction or decree, which violation would, in the aggregate with other such violations, have a material adverse effect on the ability of the Buyer to enter into this Agreement or to consummate the transactions contemplated hereby.

      3.8 FULL DISCLOSURE. No material provision of this Agreement relating to the Buyer or any other document, Schedule, Exhibit or other information furnished by the Buyer to the Company in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated to make the statement, in light of the circumstances in which it is made, not materially misleading.

      3.9 FINANCIAL CAPABILITY. The Buyer has adequate financial resources available to it to fulfill its financial obligations under this Agreement.

                                   ARTICLE 4

          COVENANTS OF THE COMPANY AND THE SELLERS PENDING THE CLOSING

      The Company and the Sellers covenant and agree that, from the date hereof until the completion of the Closing:

      4.1 OPERATIONS OF THE BUSINESS.

            4.1.1 BEST EFFORTS. The Company will use its best efforts to carry on the Business and keep its books and accounts, records and files in the usual and ordinary manner in which the Business has been conducted in the past, including, but not limited to, spending amounts on advertising, promotions and marketing of the Business between the date of this Agreement and the Closing Date comparable to the amounts the Company spent for the comparable period in 1998.

The Company shall operate the Business in compliance in all material respects with all applicable laws, rules and regulations.

            4.1.2 CURRENT STATEMENTS. The Company shall cause its Interim Financial Statements to be reviewed by its current firm of certified public accountants and provide the Buyer with (a) a copy of such reviewed report, even if it is not finished before the Closing, and (b) copies of its monthly internal balance sheets and related statements of operations for the monthly accounting periods between the Interim Balance Sheet Date and the Closing Date by the 15th day of each month for the preceding calendar month, which shall present fairly the financial position of the Company and the results of operations for the period indicated in accordance with GAAP, except for the absence of footnotes. Such monthly statements shall show: (x) the current month's and prior year's actual results for such month and the current month's budget, each by line item,
(y) items of non-recurring income and expense separately, and (z) 1999 year-to-date information for each of the foregoing, all of which shall be presented fairly and in accordance with GAAP, except for the absence of footnotes. In addition, the Company shall provide to the Buyer simultaneously with the delivery of these monthly financial statements, financial information to permit the Buyer to compute readily the income from operations of the Business for such month and the year-to-date.

            4.1.3 PRESERVE BUSINESS. The Company shall use its best efforts to preserve (a) its business organization intact, retaining substantially as at present the Company's employees, consultants and agents and (b) the goodwill of the Company's clients, suppliers, advertisers, customers and others having business relations with it. At Closing, the Company will not have less than three hundred fifty (350) Consultants, as defined in Section 7.8, working on client projects on billable assignments with an average bill rate of at least $69 per hour and an average gross margin of at least thirty-two percent (32%).

            4.1.4 ASSETS IN GOOD REPAIR. The Company shall keep all Tangible Personal Property and Leased Real Property in good operating condition and repair, reasonable wear and tear excepted, and maintain adequate and usual supplies of office supplies, spare parts and other materials as have been customarily maintained in the past. The Company shall use its best efforts to preserve intact the Assets and shall maintain in effect the casualty and liability insurance on the Assets heretofore in force.

      4.2 PROHIBITED ACTIONS. Before the Closing Date, the Company shall not, without the prior written consent of the Buyer:

            4.2.1 Sell, lease or transfer or agree to sell, lease or transfer, any Assets except for incidental sales or leases, in the ordinary course of business, of Assets which are being replaced by assets of comparable or superior kind, condition and value;

            4.2.2 Except as may be required by applicable law or existing written plans or agreements (which written plans and agreements are included in the Schedules hereto or have otherwise been provided to the Buyer), grant any raises to any of its employees or consultants, establish or modify any severance plan, pay any substantial bonuses, enter into any contract of employment with any employee or employees of the Company, change any benefits to employees or consultants or enter into any independent contractor agreement for the performances of information technology services;

            4.2.3 Renew, renegotiate, modify, amend or terminate any existing Contracts, except in the ordinary course of business;

            4.2.4 Enter into, renew or amend any other Contract, except as provided in Section 5.4 in the ordinary course of business;

            4.2.5 Except as provided in SCHEDULE 4.2.5, make any change in the Business's buildings, leasehold improvements or fixtures except in the ordinary course of business;

            4.2.6 Enter into any Contracts with Affiliates of the Company with respect to the Business or the Assets; or

            4.2.7 Accelerate in any way collections of the accounts receivable or provide any incentive of any kind for early payment thereof, other than consistent with past practice.

      4.3 NO DISTRIBUTIONS OR PAYMENTS. The Company shall make no distributions to its Members with respect to membership interests in the Company of any kind or nature, except it shall distribute the Excluded Assets to its Members before the Closing.

      4.4 ACCESS TO FACILITIES, FILES AND RECORDS. At the reasonable request of the Buyer and on reasonable advance notice, the Company shall, from time to time, promptly give or cause to be given to the officers, employees, accountants, counsel, agents, consultants and representatives of the Buyer full access during normal business hours to: (a) all facilities, properties, accounts, books, deeds, title papers, insurance policies, agreements, contracts, commitments, records and files of every character, including, without limitation, the Company's minute book, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of the Company relating to the Business; and (b) all such other information concerning the Business as the Buyer may reasonably request. Any investigation or examination by the Buyer in connection with the foregoing shall not in any way diminish or obviate any representations or warranties of the Sellers and the Company made in this Agreement, the Exhibits, Schedules and documents delivered pursuant to this Agreement. Any and all information, disclosures, knowledge or facts regarding the Company, the Business and its operations and properties derived from or resulting from the Buyer's acts or conduct (including, without limitation, acts or conduct of the Buyer's officers, employees, accountants, counsel, agents, consultants or representatives, or any of them (collectively, the "Representatives")) under the provisions of this Section or otherwise obtained by the Buyer (or its Representatives) pursuant to or in connection with this Agreement shall be confidential and shall not be divulged, disclosed or communicated to any other person, firm, corporation or entity, except as required by law and to the Buyer's directors, officers, attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys for the purpose of consummating the transactions contemplated by this Agreement and the Buyer shall be responsible for any breach of confidentiality by any such person. The Company shall cause its accountants and any agent of the Company in possession of the Company's books and records to cooperate with the Buyer's requests for information pursuant to this Agreement and shall request its accountants to provide the Buyer access to all of the accountants' audit and tax work papers with respect to the Company. If this Agreement terminates before Closing, the Buyer shall return promptly any information obtained regarding the Company, the Business or the Assets and the Buyer shall instruct its Representatives also to return any such information regarding the Company, the Business or the Assets.

      4.5 REPRESENTATIONS AND WARRANTIES. The Sellers and the Company shall give detailed written notice to the Buyer promptly on learning of the occurrence of any event that would cause or constitute a breach, or that would have caused a breach had such event occurred or been known to the Sellers and the Company on or before the date of this Agreement, of any of the Sellers and the Company's representations or warranties contained in this Agreement or in any Schedule attached hereto.

      4.6 CONSENTS. The Company shall use its best efforts to obtain the consent or approval of any third person required under any Real Property Leases and any Contract listed on the Contract Schedules to consummate the transactions contemplated by the Agreement. The Buyer has designated certain of these consents as material to the operations of the Business as noted in SCHEDULE 4.6 (a "Material Consent").

      4.7 NOTICE OF PROCEEDINGS. The Sellers and the Company will promptly notify the Buyer in writing on: (a) receiving notice of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or
(b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

      4.8 CONSUMMATION OF AGREEMENT. The Sellers and the Company shall, and the Sellers shall cause the Company to, fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and use its best efforts to cause the transactions contemplated by this Agreement to be fully carried out.

                                   ARTICLE 5

              COVENANTS OF THE BUYER AND METRO PENDING THE CLOSING

      The Buyer and Metro covenant and agree that from the date of this Agreement until the completion of the Closing:

      5.1 REPRESENTATIONS AND WARRANTIES. The Buyer shall give detailed written notice to the Sellers and the Company promptly on learning of the occurrence of any event that would cause or constitute a breach, or would have caused a breach had such event occurred or been known to the Buyer before the date of this Agreement, of any of the representations and warranties of the Buyer contained in this Agreement.

      5.2 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section 10.1 of this Agreement, the Buyer shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

      5.3 NOTICE OF PROCEEDINGS. The Buyer will promptly notify the Sellers and the Company in writing on: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or
(b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

      5.4 CONTRACTS NOT TO BE ASSUMED. From time to time following the date of this Agreement, the Sellers and the Company may request that the Buyer permit additional Contracts to be added to the Schedules to this Agreement. These Contracts may be accepted or rejected by the Buyer (except for those entered into in the ordinary course of business pursuant to Section 2.5, subject to the limitations set forth in Section 2.5) at the Buyer's sole discretion. The Buyer must provide the Sellers and the Company with written notice within five (5) business days after receipt of a written notice from the Sellers and the Company regarding additional Contracts which are proposed to be added to the Schedules of its election to either accept or reject such Contracts. If the Buyer fails to timely notify the Sellers and the Company in writing of its election, the Buyer shall be deemed to have made the election to accept the Contract.

                                   ARTICLE 6

          CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS

      The obligations of the Company and the Sellers under this Agreement are, at their option, subject to the fulfillment of the following conditions before or on the Closing Date:

      6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS.

            6.1.1 REPRESENTATIONS TRUE. Each of the representations and warranties of the Buyer and Metro contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement;

            6.1.2 BUYER AND METRO COMPLIANCE. The Buyer and Metro shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by either or both of them before or on the Closing Date;

            6.1.3 CERTIFICATE OF THE BUYER. The Sellers shall be furnished with a certificate, dated the Closing Date and duly executed by the President or a Vice President of the Buyer and Metro to the effect that, to the best knowledge of the Buyer and Metro, the conditions set forth in Sections 6.1.1 and 6.1.2 have been satisfied; and

            6.1.4 OTHER DOCUMENTS. The Sellers shall be furnished with such certified resolutions, certificates, documents or instruments with respect to the Buyer and Metro as the Sellers may have reasonably requested before the Closing to carry out the intent and purposes of this Agreement.

      6.2 PROCEEDINGS.

            6.2.1 NO INJUNCTION. No party shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

            6.2.2 POSTPONEMENT. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by the Sellers pursuant to this Section 6.2 before the Final Closing Date (as described in Section 10.1 hereof) but the Closing shall be delayed during such period. This Agreement may be terminated after the Final Closing Date if such restraining order or injunction remains in effect.

      6.3 DELIVERIES. The Buyer and Metro shall have complied with each and every one of their obligations set forth in Section 8.2.

      6.4 OTHER CONSENTS. The Buyer shall have obtained all consents, approvals and waivers of other persons or parties as may be required for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7

              CONDITIONS TO THE OBLIGATIONS OF THE BUYER AND METRO

      The obligations of the Buyer and Metro under this Agreement are, at their option, subject to the fulfillment of the following conditions before or on the Closing Date:

      7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS.

            7.1.1 REPRESENTATIONS TRUE. Each of the representations and warranties of the Company and the Sellers contained in this Agreement shall have been true and correct as of the date when made; and each of such representations and warranties shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement.

            7.1.2 SELLERS AND COMPANY'S PERFORMANCE. The Company and the Sellers shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them before or on the Closing Date;

            7.1.3 SELLERS AND COMPANY'S CERTIFICATES. The Sellers and the Company shall have furnished the Buyer with certificates, dated the Closing Date and duly executed by the Managing Member of the Company, to the effect that, to the best of the Sellers and Company's knowledge, the conditions set forth in Sections 7.1.1 and 7.1.2 have been satisfied; and

            7.1.4 OTHER DOCUMENTS. There are no information technology consultants who are not currently subject to written Work Agreements as provided on SCHEDULE 2.18.1. The Buyer shall be furnished with such certified resolutions, certificates, documents or instruments with respect to the Company and the Sellers as the Buyer may have reasonably requested before the Closing to carry out the intent and purposes of this Agreement.

      7.2 PROCEEDINGS.

            7.2.1 NO INJUNCTION. No party shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

            7.2.2 POSTPONEMENT. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by the Buyer pursuant to this Section 7.2.2 before the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be terminated after such date if such restraining order or injunction remains in effect.

      7.3 LIENS RELEASED. All Security Interests pertaining to the Assets shall be released of record and there shall be no liens in respect of the Assets, except Permitted Encumbrances, those which will arise as a result of the Buyer's actions in the consummation of the Closing and those in favor of the Buyer.

      7.4 DELIVERIES. The Company and the Sellers shall have complied with each and every one of their respective obligations set forth in Section 8.1.

      7.5 OPINIONS OF COUNSEL. The Buyer shall have received an opinion of counsel for the Company and the Sellers, dated the Closing Date, in form and substance reasonably acceptable to the Buyer.

      7.6 OTHER CONSENTS. The Company shall have obtained all Material Consents, including, without limitation, all approvals and waivers of governmental agencies as are required for the consummation of the transactions contemplated by this Agreement.

      7.7 REVISED SCHEDULES. The Sellers shall have delivered to the Buyer such revised forms of each of the Schedules or updated information for addition to or inclusion in the Schedules as are necessary to reflect changes in such Schedules as of the Closing Date; provided, however, that, except for changes that are permitted by the terms of this Agreement, no change in any Schedule will be binding on the Buyer without its prior written consent, which consent may be withheld by the Buyer for any or no reason. The Buyer agrees to use its best efforts to notify the Sellers of the acceptance of any revised Schedule and all supporting documentation within five (5) business days of delivery to the Buyer of a revised Schedule. The failure of the Buyer to notify the Sellers of its refusal to consent to a revised Schedule shall be deemed to be an acceptance by the Buyer of such revised Schedule. Notwithstanding the Buyer's failure to accept a revised Schedule, such a revised Schedule shall be deemed accepted by the Buyer if Closing occurs.

      7.8 NO MATERIAL CHANGE IN BUSINESS OR ASSETS. There shall not have been a material adverse change in Business or Assets nor shall there have been an uncured or continuing default by the Company under any Contract, including any reductions in the three hundred forty (340) full time consultants employed as employees, including salaried employees (and not those paid by the hour) on the bench, or independent contractors by the Company and providing services on behalf of the Company to Company's clients ("Consultant" or "Consultants") on the Measurement Date and there shall be at least three hundred fifty (350) Consultants working on client projects on billable assignments on the Closing Date, in both cases (Measurement Date and Closing Date) with an average rate of at least $69 per hour and average gross margin of at least thirty-two percent (32%).

      7.9 PRELIMINARY CLOSING BALANCE SHEET NO MATERIAL CHANGE IN CERTAIN ASSETS. The Preliminary Closing Balance Sheet to be delivered to the Buyer under
Section 1.4.1.4 shall reflect a Closing Book Value of at least Three Million Seven Hundred Thousand Dollars ($3,700,000).

      7.10 SINGLE MEMBER LLC. The Company shall have closed on the purchase of Dale Scofield's Membership interests in ATS-Dallas and ATS-Dallas shall be a single-member limited liability company with ATS as its sole member. In addition, ATS-Dallas shall have completed the purchase of the option owned by Michael Nadeau ("Nadeau") pursuant to the terms of that certain agreement dated August 4, 1999. Any payments to Scofield or Nadeau in order that


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ATS becomes the sole member of ATS-Dallas will be paid by the Sellers at Closing and neither the Company nor Buyer shall have any responsibility therefor.

                                   ARTICLE 8

                      ITEMS TO BE DELIVERED AT THE CLOSING

      8.1 DELIVERIES BY THE COMPANY. At the Closing, the Company and the Sellers shall deliver to the Buyer, duly executed by the Company, the Sellers or such other signatory as may be required by the nature of the document:

            8.1.1 ASSIGNMENT OF INTERESTS. Assignments of Interests and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance satisfactory to the Buyer, sufficient to sell, convey, transfer and assign to the Buyer all right, title and interest of the Sellers in and to the Interests, free and clear of all liens and encumbrances of any nature whatsoever.

            8.1.2 MEMBER RESOLUTIONS. Certified copies of resolutions, duly adopted by the Members of ATS and ATS-Dallas, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby;

            8.1.3 OFFICER'S CERTIFICATE. The certificate referred to in Section 7.1.2;

            8.1.4 OPINIONS. The opinions of counsel referred to in Section 7.5;

            8.1.5 NONCOMPETITION AGREEMENTS. The Noncompetition, Nonsolicitation and Confidentiality Agreements between each of the Sellers, the Company and the Buyer in the forms of EXHIBITS D-1 THROUGH EXHIBIT D--5 attached (the "Noncompetition Agreements");

            8.1.6 MANAGEMENT AGREEMENTS. Employment Agreements between ATS and each of Berkman, Scofield, Brahms and Rohrer in the form of EXHIBITS E-1 THROUGH E-4 attached (the "Management Agreements");

            8.1.7 CONTINUING LIABILITIES SCHEDULE. A schedule of the Continuing Liabilities as of the Effective Time; and

            8.1.8 ACCOUNTS RECEIVABLE. SCHEDULE 8.1.8 attached identifies each Account Receivable of the Company as of the Effective Time, which schedule is true, correct and represents money due from customers of the Business arising from the ordinary course of business occurring before the Effective Time. Within ten (10) days after the Closing Date, a Schedule identifying each Account Receivable of the Company as of the Effective Time and the Closing Date, certified by the Company as being true, correct and representing monies due from customers of the Business arising from the ordinary course of business occurring before the Closing Date shall be delivered to the Buyer.

            8.1.9 OPERATING AGREEMENTS. Amended and Restated Operating Agreements of ATS and ATS-Dallas in the form of EXHIBITS F-1 AND F-2 attached.

      8.2 DELIVERIES BY THE BUYER. At the Closing, the Buyer and Metro shall deliver to the Sellers, duly executed by the Buyer, Metro or such other signatory as may be required by the nature of the document:

            8.2.1 PURCHASE PRICE. The Purchase Price, which shall be paid in the manner specified in Section 1.4;

            8.2.2 RESOLUTIONS. Certified copies of resolutions, duly adopted by the Boards of Directors of the Buyer and Metro, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and Metro;

            8.2.3 OFFICERS' CERTIFICATE. The certificates referred to in Section 6.1.3;

            8.2.4 NONCOMPETITION AGREEMENTS. The Noncompetition Agreements;

            8.2.5 MANAGEMENT AGREEMENTS. The Management Agreements; and

            8.2.6 STOCK OPTION PLAN. The grant of stock options for 75,000 shares of Metro common stock to be allocated among the Management Group as set forth on SCHEDULE 8.2.6 attached pursuant to Metro's 1997 Incentive Stock Option Plan ("Metro Plan") previously delivered to the Sellers. The Metro Plan provides a five-year vesting schedule (20% per year). The Buyer and the Sellers agree that the option price of the options granted pursuant to this Section shall be based upon the market value of Metro's stock at the end of the day on the Closing Date.

                                   ARTICLE 9

                      SURVIVAL; INDEMNIFICATION; EMPLOYEES

      9.1 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement, or in any Exhibit, Schedule, certificate, agreement or statement delivered pursuant hereto, shall survive the Closing, any investigation conducted by any party hereto and any information which any party may receive, until eighteen (18) months after the Closing Date whereupon all such representations, warranties, covenants and agreements shall expire and terminate and shall be of no further force or effect; provided, however, any Deficiency with respect to a Tax matter, a representation or warranty in Sections 1.3, 2.1, 2.2, 2.8, 2.18.3 or 2.20 or a matter described in Sections
9.3.1.2 or 9.3.2.2 may be asserted at any time on or before the expiration of the limitations period under applicable law and if a Deficiency (as defined in

Section 9.3) is asserted by either party, before the expiration of the survival or limitations period, such asserted Deficiency shall survive until the existence of such Deficiency has been finally established and the Deficiency is resolved as provided below.

      9.2 BASIC PROVISION.

            9.2.1 BUYER INDEMNITEES. The Sellers (each Seller an "Indemnifying Party") hereby, jointly and severally, agree to indemnify and hold harmless the Buyer, the Company (after Closing) and their respective members, shareholders, directors, officers, agents and employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Buyer or the Company, and their respective successors and assigns (collectively, the "Buyer Indemnitees") from, against and in respect of, and to reimburse the Buyer Indemnitees for the amount of any and all Deficiencies (as defined in Section 9.3.1) and the costs reasonably incurred by the Buyer or the Company to make Company's Information Technology Year 2000 compliant in the reasonable opinion of the Buyer.

            9.2.2 SELLER INDEMNITEES. The Buyer and Metro, jointly and severally (each an "Indemnifying Party"), hereby agree to indemnify and hold harmless the Sellers and their agents, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with any Seller, and their heirs, fiduciaries, successors and assigns (collectively, the "Seller Indemnitees") from, against and in respect of, and to reimburse the Seller Indemnitees for the amount of any and all Deficiencies (as defined in Section 9.3.2).

      9.3 DEFINITION OF "DEFICIENCIES".

            9.3.1 DEFICIENCIES FOR THE BUYER. As used in this Article 9, the term "Deficiencies" when asserted by the Buyer Indemnitees or arising out of a third party claim against the Buyer Indemnitees shall mean any and all losses, fines, damages, liabilities and claims sustained by the Buyer Indemnitees and arising out of, based on or resulting from:

                  9.3.1.1 Any misrepresentation, breach of warranty or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Company or any Seller contained in or made in this Agreement or in an Exhibit, Schedule, certificate, agreement or statement delivered pursuant to this Agreement;

                  9.3.1.2 Any failure by the Sellers to pay or discharge any Excluded Liability, including, without limitation, the Extended Lease after November 30, 1999 as provided in Section 1.3.3.6, or any other liability of (i) the Seller Indemnitees, direct or contingent, or (ii) the Company in the case of liabilities arising before the Closing, direct or contingent, that is not a Continuing Liability;

                  9.3.1.3 Any litigation, proceeding or claim by any third party to the extent relating to the business or operations of or incurred by the Company, or the Business before the Closing Date, other than with respect to the Continuing Liabilities;

                  9.3.1.4 Any severance pay or other payment required to be paid by the Company with respect to any employee or Consultant of the Company terminated by the Company on or before the Closing Date or incurred by the Sellers or the Company in connection with the transactions contemplated by this Agreement, which is not part of the Continuing Liabilities; and

                  9.3.1.5 Any and all acts, suits, proceedings, demands, assessments and judgments and all reasonable fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined below)).

            9.3.2 DEFICIENCIES FOR THE SELLERS. As used in this Article 9, the term "Deficiencies" when asserted by the Seller Indemnitees or arising out of a third party claim against the Seller Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Seller Indemnitees and arising out of, based on or resulting from:

                  9.3.2.1 Any misrepresentation, breach of warranty or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Buyer or Metro contained in or made in this Agreement or in an Exhibit, Schedule, certificate, statement or agreement delivered pursuant to this Agreement;

                  9.3.2.2 Any failure by the Buyer to pay or discharge any Continuing Liability or any other liability arising after Closing that is expressly assumed by the Buyer pursuant to the provisions of this Agreement;

                  9.3.2.3 Any litigation, proceeding or claim by any third party to the extent relating to the business or operations of the Buyer or the Business after the Closing Date; and

                  9.3.2.4 Any and all acts, suits, proceedings, demands, assessments and judgments and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined below)).

      9.4 PROCEDURES FOR ESTABLISHMENT OF DEFICIENCIES.

            9.4.1 CLAIM ASSERTED. In the event that any claim shall be asserted by any third party against the Buyer Indemnitees or the Seller Indemnitees (the Buyer Indemnitees or the Seller Indemnitees, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in a Deficiency, then the Indemnitees, promptly and in all events within fifteen (15) days after learning of such claim, shall notify the Indemnifying Party of such claim and the Indemnitees shall permit the Indemnifying Party to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel reasonably acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of their own selection and at their expense. The parties will cooperate fully in any such action and shall make available to each other any books or records useful for the defense of such claim. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless: (a) before such settlement or compromise, the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (b) the Indemnitees are furnished with security reasonably satisfactory to the Indemnitees that the Indemnifying Party will in fact pay such amount and expenses or the Indemnifying Party obtains a release of the Indemnitees from all liability in respect of such claim.

            9.4.2 NOTICE. In the event that the Indemnitees assert the existence of any Deficiency against the Indemnifying Party, such Indemnitee shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If the Indemnifying Party within a period of thirty (30) days after the giving of the Indemnitees' notice, shall not give written notice to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. If, however, a Contest Notice is given to the Indemnitees within such 30-day period, then the contested assertion of a Deficiency shall be judicially resolved.

            9.4.3 AGREEMENT. The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, on the execution of such agreement such Deficiency shall be deemed established.

      9.5 PAYMENT OF DEFICIENCIES. The Indemnifying Party hereby agrees to pay the amount of established Deficiencies within thirty (30) days after the establishment thereof. The amount of established Deficiencies shall be paid in cash. Any amounts not paid by the Indemnifying Party when due under this Section shall bear interest from and after the due date thereof until the date paid at a rate equal to the lesser of: (a) twelve percent (12%) per annum and (b) the highest legal rate permitted by applicable law. At the option of the Indemnitees, the Indemnitees may offset any Deficiency or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any other Party to the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party arising out of a Deficiency established pursuant to Section 9.4 hereof.

      9.6 LIMITATION ON DEFICIENCIES. Notwithstanding any other provision of this Agreement, an Indemnifying Party shall not be required to pay any established Deficiency resulting from the breach of any warranty or representation until the aggregate of all established Deficiencies owed by that Indemnifying Party exceeds One Hundred Thousand Dollars ($100,000) and then the Indemnifying Party shall be required to pay established Deficiencies in excess of One Hundred Thousand Dollars ($100,000) up to a limit of liability or any party's aggregate liability for Deficiencies resulting from the breach of any warranties or representations of Four Million Dollars

($4,000,000) ("Deficiency Cap"), except that the $100,000 basket and maximum shall not apply to a claim for any breach of the Company's and the Sellers' representations and warranties under Sections 2.1, 2.2, 2.8, 2.9, 2.18.3 and
2.20 or to any Deficiency under Sections 9.3.1.2 or 9.3.2.2 and the $100,000 basket shall not apply to any claims for the costs incurred by the Buyer or the Company to make the Company's Information Technology Year 2000 compliant.

      9.7 LEGAL EXPENSES. As used in this Article 9, the terms "Legal Expenses" shall mean any and all fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any person identified herein and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                                   ARTICLE 10

                                  MISCELLANEOUS

      10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time on or before the Closing Date: (a) by the mutual consent of the Sellers and the Buyer; (b) by the Buyer as provided in Section 10.8; (c) by the Buyer if, on or before the Final Closing Date, the Sellers have not fulfilled the conditions set forth in Section 7.4; (d) by either party hereto if the Closing has not taken place by September 13, 1999 (the "Final Closing Date"); (e) by the Buyer on or after September 13, 1999 if the Sellers have not satisfied the conditions set forth in Article 7 and the Buyer has satisfied or is prepared and able (but for Sellers' defaults) to satisfy the conditions of Article 6; or (f) by the Sellers on or after September 13, 1999 if the Buyer has not satisfied the conditions set forth in Article 6 and the Sellers have satisfied or is prepared and able (but for Buyer's defaults) to satisfy the conditions of Article 7. A termination pursuant to this Section 10.1 shall not relieve any party of any liability it would otherwise have for a willful breach of this Agreement. In the event this Agreement is terminated rightfully pursuant to this Section 10.1, all further obligations of the parties hereunder shall terminate, except that all obligations for confidentiality under Section 4.4 shall survive such termination for a period of three (3) years.

      10.2 LIABILITIES ON TERMINATION OR BREACH. The parties acknowledge that the Business is of a special, unique and extraordinary character. In the event of a material breach by the Company and the Sellers of their representations, warranties, covenants and agreements under this Agreement, the Buyer shall be entitled to an injunction restraining any such breach or threatened breach or to enforcement of this Agreement by a decree or decrees of specific performance requiring the Company and the Sellers to fulfill their obligations under this Agreement. In the event of a material breach by the Buyer of its representations, warranties, covenants and agreements under this Agreement, the Company and the Sellers shall be entitled to an injunction restraining any such breach or threatened breach or to endorsement of this Agreement by a decree or decrees of specific performance requiring the Buyer to fulfill its obligation under this Agreement.

      10.3 EXPENSES. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, accounting and legal fees incurred in connection herewith; provided, however, the Sellers shall be responsible for one hundred percent (100%) of any sales or transfer taxes arising from the transfer of the Interests to the Buyer and the fees and expenses of Updata Capital, Inc.

      10.4 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

      10.5 PRESERVATION OF RECORDS. The Buyer and the Company will preserve and make available (including the right to inspect and copy) to the Sellers, their attorneys and accountants, for three (3) years after the Closing Date and during normal business hours, such of the books, records, files, correspondence, memoranda and other documents of the Company as the Sellers may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports and returns and the preparation of financial statements. During the three-year period, the Buyer will not dispose of or destroy any such books, records, files, correspondence, memoranda or other documents without giving thirty (30) days' prior written notice to the Sellers, to permit the Sellers, at their expense, to examine, duplicate or take possession of all or part thereof.

      10.6 TAX RETURNS. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Sellers. Sellers shall pay the costs of preparing the Tax Returns and all taxes, interest and penalties due with respect thereto and such costs, taxes, interest and penalties shall not be a Continuing Liability.

      10.7 FURTHER ASSURANCES. From time to time before, on and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

      10.8 RISK OF LOSS. The risk of loss, damage or destruction to any of the Assets from fire or other casualty or cause shall be borne by the Sellers and the Company at all times prior to the Closing. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be used to repair, replace or restore any such property to its former condition, subject to the conditions stated below. It is expressly understood and agreed that, in the event of any loss or damage to any of the Assets from fire, casualty or other causes before the Closing, the Company or the Sellers shall notify the Buyer of same in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable) and the insurance coverage. In the event that the damaged property is not completely repaired, replaced or restored on or before the Closing Date, the Buyer at its sole option: (a) may elect to postpone Closing until such time as the property has been completely repaired, replaced or restored to the reasonable satisfaction of the Buyer if the repair, replacement or restoration can be accomplished within one (1) month following the date of the loss or damage or the Final Closing Date, whichever is the earlier and (b) may elect to consummate the Closing and accept the property in its then condition, in which event the Company shall retain all proceeds of insurance the right to any unpaid proceeds; or (c) terminate this Agreement without liability to any party.

      10.9 EMPLOYEES. Except as provided otherwise in this Section 10.9, the Sellers shall pay the Company's employees and information technology consultants any bonuses or other compensation due them as a result of the transactions contemplated by this Agreement and neither the Buyer nor the Company, after Closing, shall have any liability therefor, except to the extent any such cost is reflected as a liability on the Closing Date Balance Sheet and constitutes a Continuing

Liability. The Sellers acknowledge and agree that neither the Company nor the Buyer is required to continue to employ any employee for any specific periods of time after the Closing Date other than as specifically provided otherwise in the Management Agreements with respect to Berkman, Scofield, Brahms and Rohrer. The Company will continue to give its employees who continue to be employed by the Company after Closing credit for accrued vacation leave to the extent such costs are reserved as a liability in the Closing Date Balance Sheet or treated by the parties as a reduction to the Closing Book Value under Clause 1.4.1.3(d). The Company shall furnish 1999 W-2s to its employees for 1999 earnings from the Company (paid before or after the Closing Date), provided that the Sellers shall cause the Company to provide the Buyer with accurate payroll and withholding records. Further, the Sellers shall cause the Company to withhold all amounts required by law from its employees and pay all required payroll taxes (FICA, FUTA, Medicare, income tax and the like) for the compensation it pays such employees during 1999 and file all returns due for any period before the Closing Date with respect to employee income tax withholding, social security, Medicare, unemployment taxes and other similar taxes and charges, in compliance with the tax withholding provisions of the Code and other applicable federal, state and local laws.

      10.10 CLOSING DATE TO COMMENCEMENT OF EARNOUT PERIOD. From the Closing Date to the commencement of the Earnout Period ("Stub Period") Berkman or his successor shall report to the Chairman of the Board and shall manage the Buyer and the Company in the ordinary course of business consistent with the past practices of the Company, shall not take any action or fail to take any action to distort the revenues or expenses of the Stub Period and shall make no payment or contractually binding commitment on behalf of the Company or the Buyer to any officer, director or Member of the Company (before Closing), or any Affiliate of any such person, except payment of salary and benefits to employees in accordance with SCHEDULE 2.18.1.

                                   ARTICLE 11

                               GENERAL PROVISIONS

      11.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Neither the Company nor the Sellers may assign any of their rights or delegate any of their duties hereunder without the prior written consent of the Buyer. The Buyer may freely assign some or all of its rights and obligations hereunder to any entity controlled by or under common control with the Buyer, as long as the Buyer and Metro remain fully obligated hereunder.

      11.2 AMENDMENTS; WAIVERS. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      11.3 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

            (a)   If to the Company (before Closing) or the Sellers, then to:

                       Mr. Michael Berkman
                       Managing Member
                       Acuity Technology Services, LLC
                       1650 Tysons Blvd., Suite 400
                       McLean, VA 22102

                  with a copy, given in the manner prescribed above, to:

                       Greenberg Traurig
                       1750 Tysons Boulevard, Suite 1200
                       McLean, VA  22102
                       Telecopy Number: (703) 749-1362

                  Attn: Lee R. Marks, Esquire and Timothy J. Jessell, Esquire

            (b)   If to the Company (after Closing) or the Buyer then to:

                       Metro Information Services -- ATS, Inc.
                       Reflections II, Third Floor
                       200 Golden Oak Court
                       Virginia Beach, Virginia 23452
                       Telecopy Number: (757) 306-0251

                       Attn: Robert J. Eveleigh, Vice President
                  with a copy, given in the manner prescribed above, to:

                       Williams, Mullen, Clark & Dobbins, P.C.
                       Suite 900
                       One Columbus Center
                       Virginia Beach, Virginia 23462
                       Telecopy Number: (757) 473-0395

                       Attn: Thomas R. Frantz, Esquire

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

      11.4 CAPTIONS. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      11.5 GOVERNING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

      11.6 ENTIRE AGREEMENT. This Agreement and the Schedules hereto and thereto and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

      11.7 EXECUTION: COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

      11.8 GENDER AND NUMBER. Where appropriate to the context, pronouns of other terms expressed in one number or gender will be deemed to include all other numbers or genders. The word "person" will include one or more individuals, corporations, firms, partnerships, entities or associations. The use of a word in one tense will include the other tenses, where appropriate to the context.

      11.9 THIRD-PARTY BENEFICIARIES. This Agreement is intended to benefit only the parties to this Agreement, their successors and permitted assigns. No other person, entity, enterprise or association is an intended or incidental beneficiary of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Membership Interest Purchase Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.

                            COMPANY:

                                     ACUITY TECHNOLOGY SERVICES, LLC,
                                     a Virginia limited liability company


                                     By: /s/ MICHAEL BERKMAN
                                         ------------------------------
                                                Its: MANAGING MEMBER


                                     ACUITY TECHNOLOGY SERVICES OF DALLAS, LLC, a Virginia limited liability company


                                     By: /s/ MICHAEL BERKMAN
                                         ------------------------------
                                                Its: MANAGING MEMBER


                            SELLERS:


                                     /s/ MICHAEL BERKMAN
                                     ----------------------------------
                                     MICHAEL BERKMAN


                                     /s/ W. BRAUN JONES, JR.
                                     ----------------------------------
                                     W. BRAUN JONES, JR.


                                     /s/ MARK SCOFIELD
                                     ----------------------------------
                                     MARK SCOFIELD


                                     /s/ MARK M. BRAHMS
                                     ----------------------------------
                                     MARK M. BRAHMS


                                     /s/ ROD ROHRER
                                     ----------------------------------
                                     ROD ROHRER

                            BUYER:

                                     METRO INFORMATION SERVICES - ATS,
                                     INC.,
                                     a Virginia corporation


                                     By: /s/ R. J. EVELEIGH
                                         ------------------------------
                                                Its: PRESIDENT


                            METRO:

                                     METRO INFORMATION SERVICES, INC.,
                                     a Virginia corporation


                                     By: /s/ JOHN H. FAIN
                                         ------------------------------
                                                Its: PRESIDENT

                         LIST OF SCHEDULES AND EXHIBITS
                    TO MEMBERSHIP INTERST PURCHASE AGREEMENT
                               DATED AS OF 8/13/99
                                  BY AND AMONG
                         ACUITY TECHNOLOGY SERVICES, LLC
                                       AND
                    ACUITY TECHNOLOGY SERVICES OF DALLAS, LLC
                          (COLLECTIVELY, THE "COMPANY")
                                       AND
          MICHAEL BERKMAN, W. BRAUN JONES, JR., MARK SCOFIELD, MARK H.
                             BRAHMS, AND ROD ROHRER
                                 (THE "SELLERS")
                                       AND
                     METRO INFORMATION SERVICES - ATS, INC.
                                  (THE "BUYER")
                                       AND
                        METRO INFORMATION SERVICES, INC.
                                    ("METRO")

Schedule 1.1 Interests

Schedule 1.1.1 Tangible Personal Property

Schedule 1.1.2 Leased Real Property

Schedule 1.1.3-1 Client Contracts

Schedule 1.1.3-2 Vendor Contracts

Schedule 1.1.3-3 Other Contracts

Schedule 1.1.5 Intangible Property

Schedule 1.1.10 Proposals

Schedule 1.2.3 Employee Personal Property

Schedule 1.3.1 Security Interests

Schedule 1.4.3 Allocation of Purchase Price

Schedule 1.4.4.2.1 Gross Profit Computation

Schedule 2.1 Articles of Organization and Operating Agreements

Schedule 2.6 Breach

Schedule 2.7.1 Financial Statements

Schedule 2.7.2 Accounts Receivable Aging Reports

Schedule 2.8 Liabilities

Schedule 2.9 Taxes

Schedule 2.10 Licenses

Schedule 2.11 Business Operations

Schedule 2.13.3 Good Title

Schedule 2.15 Environmental Matters

Schedule 2.17 Insurance

Schedule 2.18.1 Work Agreements

Schedule 2.18.2 Employee Manuals

Schedule 2.18.4 Employee Plans

Schedule 2.18.8 Independent Contractors

Schedule 2.19 Litigation

Schedule 2.20 Intangible Property

Schedule 2.22 Conflicting Interests

Schedule 2.23 No Material Adverse Change

Schedule 2.24 Year 2000 Compliance

Schedule 2.25 Immigration

Schedule 4.2.5 Changes in Buildings, Leasehold Improvements or Fixtures

Schedule 4.6 Material Consents

Schedule 8.1.8 Accounts Receivable

Schedule 8.2.6 Allocation of Stock Options

Exhibit A Escrow Agreement

Exhibit B Note

Exhibit C Letter from Mr. Fain

Exhibit D-1 Noncompetition Agreement

Exhibit D-2 Noncompetition Agreement

Exhibit D-3 Noncompetition Agreement

Exhibit D-4 Noncompetition Agreement

Exhibit D-5 Noncompetition Agreement

Exhibit E-1 Management Agreement

Exhibit E-2 Management Agreement

Exhibit E-3 Management Agreement

Exhibit E-4 Management Agreement

Exhibit F-1 Amended and Restated Operating Agreement

Exhibit F-2 Amended and Restated Operating Agreement